UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

CARROLS RESTAURANT GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CARROLS RESTAURANT GROUP, INC.

968 James Street

Syracuse, NY 13203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held June 9, 2011

To the Stockholders of

Carrols Restaurant Group, Inc.:

You are invited to attend the annual meeting of stockholders (the “Meeting”) of CARROLS RESTAURANT GROUP, INC., a Delaware corporation (“we”, “us”, “our” and the “Company”), at the Crowne Plaza Hotel Syracuse, 701 East Genesee Street, Syracuse, NY 13210 on Thursday, June 9, 2011, at 9:00 A.M. (EDT), for the following purposes:

(1)	To elect two directors of the Company as Class II directors to serve for a term of three years and until their successors have been duly elected and qualified;

(2)	To (i) adopt an amendment to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended, and (ii) approve the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended;

(3)	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

(4)	To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers;

(5)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year; and

(6)	To consider and act upon such other matters as may properly come before the Meeting.

Only stockholders of record at the close of business on April 19, 2011 are entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on April 19, 2011 will be available for inspection during business hours for ten days prior to the Meeting at the Company’s principal executive offices located at 968 James Street, Syracuse, New York 13203.

If you are a stockholder of record, the inspector of elections will have your name on a list and you will be able to gain entry to the Meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a stockholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the Meeting.

We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the proxy statement included with this notice, our 2010 annual report and form of proxy card) to stockholders via the Internet. As a result, our stockholders will receive a mailing containing only a notice of the Meeting instead of paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the Meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

By order of the Board of Directors,

JOSEPH A. ZIRKMAN,
Vice President, General Counsel and Secretary

Syracuse, New York

April 28, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2011

The Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders is available at www.proxyvote.com.

CARROLS RESTAURANT GROUP, INC.

968 James Street

Syracuse, NY 13203

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 9, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the Board of Directors or the Board, of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders (the “Meeting”) of the Company which will be held at the Crowne Plaza Hotel Syracuse, 701 East Genesee Street, Syracuse, NY 13210 on Thursday, June 9, 2011, at 9:00 A.M. (EDT), and at any adjournment or adjournments thereof.

All references in this Proxy Statement to the “Company”, “we”, “us” and “our” refer to Carrols Restaurant Group, Inc.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (which include this proxy statement, our 2010 annual report and form of proxy) via the Internet. A Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The document will instruct stockholders on how to access the proxy materials on a secure website referred to in the Notice or how to request printed copies.

In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Your vote is important. Your shares can be voted at the Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may complete your proxy and authorize your vote by proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also complete your proxy and authorize your vote by mail by following the instructions on the proxy card. Completing your proxy and authorizing your vote by proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Meeting regardless of whether you attend in person.

We encourage you to complete your proxy and authorize your vote by proxy electronically by going to the website www.proxyvote.com and entering your 12-digit control number located on your proxy card to create an electronic voting instruction form or complete your proxy and authorize your vote by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you complete your proxy and authorize your vote by proxy electronically over the Internet, you do not need to return your proxy card. If you choose to complete your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

You may revoke your proxy at any time before it is voted at the Meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the Meeting; or

•	sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at the address listed above.

Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by the proxies solicited by our Board of Directors will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted (i) FOR the election of the two named director nominees as Class II directors, (ii) FOR the (1) adoption of an amendment to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”), and (2) approval of the Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”, (iv) FOR, on an advisory basis, a frequency of a future stockholder vote on the compensation of the Company’s Named Executive Officers every three years, and (v) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year.

Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board of Directors, (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to (1) adopt an amendment to the Plan and (2) approve the Plan for purposes of complying with Section 162(m) of the Code, (iii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (iv) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year, and (v) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to approve any other business which may properly come before the Meeting. The frequency receiving the highest number of votes from holders of shares present at the Meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders of the frequency of a future advisory stockholder vote on the compensation of the Company’s Named Executive Officers. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors and the vote, on an advisory basis, of the frequency of a future stockholder vote on the compensation of the Company’s Named Executive Officers. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Abstentions will not have an effect on the vote, on an advisory basis, of the frequency of a future stockholder vote of the compensation of the Company’s Named Executive Officers because the highest number of votes from holders of shares present at the Meeting and entitled to vote on the subject matter will be the non-binding selection of the stockholders. Broker “non-votes” are not counted in the tabulations of the votes cast on any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this Meeting which involve a broker “non-vote.”

Our principal executive offices are located at 968 James Street, Syracuse, New York 13203. The approximate date on which the Notice was first sent or given to stockholders was on or about April 28, 2011.

We use a 52 or 53 week fiscal year ending on the Sunday closest to December 31. For convenience, all references herein to the fiscal years ended January 3, 2010 and January 2, 2011 will hereinafter be referred to as the 2009 and 2010 fiscal years, respectively, or the fiscal years ended December 31, 2009 and 2010, respectively. All references herein to the fiscal year ending January 1, 2012 will hereinafter be referred to as the 2011 fiscal year or the fiscal year ending December 31, 2011. Our fiscal year ended December 31, 2009 contained 53 weeks Our fiscal year ended December 31, 2010 contained 52 weeks and our fiscal year ending December 31, 2011 will contain 52 weeks.

VOTING SECURITIES

We had outstanding 22,061,239 shares of our common stock, par value $.01 per share (the “Common Stock”), at the close of business on April 19, 2011. Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the Meeting. Only stockholders of record at the close of business on April 19, 2011 will be entitled to vote.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms. As a result, approximately one third of our Board of Directors will be elected each year.

The terms of office of our Board of Directors are:

•	Class I directors, whose initial term will expire at the Annual Meeting of Stockholders to be held in 2013 and when their successors are duly elected and qualify;

•	Class II directors, whose term will expire at this Meeting and when their successors are duly elected and qualify; and

•	Class III directors whose term will expire at the Annual Meeting of Stockholders to be held in 2012 and when their successors are duly elected and qualify.

Our Class I directors are Alan Vituli and Daniel T. Accordino; our Class II directors are Joel M. Handel and Clayton E. Wilhite; and our Class III directors are Jack A. Smith, Brian P. Friedman and Nicholas Daraviras.

Two directors will be elected at the Meeting as Class II directors of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2014 and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, our Board of Directors knows of no reason why any nominee would be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nominees for director and has recommended each of the nominees for election to the Board of Directors.

Director Nominees’ Principal Occupations, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Clayton E. Wilhite	Senior Partner and shareholder of CFI Group Worldwide LLC	65	1997

Joel M. Handel	Partner in the law firm Seyfarth Shaw LLP	75	2006

Clayton E. Wilhite has served as a Director since July 1997. Since January 1998, Mr. Wilhite has been with CFI Group Worldwide LLC, and was Managing Partner of its North American Group from May 1998 to December 2004 and Managing Partner of CFI Worldwide LLC from January 2005, until his retirement on December 31, 2007. Mr. Wilhite continues to be a Senior Partner and shareholder of CFI Group Worldwide LLC. From September 1998 through December 2008, Mr. Wilhite served on the board of directors of CFI Group Worldwide LLC, an international management consulting firm specializing in measuring customer satisfaction. Between 1996 and 1998, he was the Chairman of Thurloe Holdings, L.L.C. From August 1996 through our acquisition of Pollo Tropical, Inc., Mr. Wilhite served on the board of directors of Pollo Tropical, Inc. Before 1996, Mr. Wilhite was with the advertising firm of D’Arcy Masius Benton & Bowles, Inc. having served as its Vice Chairman from 1995 to 1996, as President of DMB&B/North America from 1988 to 1995, and as Chairman and Managing Director of DMB&B/St. Louis from 1985 to 1988.

Mr. Wilhite brings valuable leadership, and strategic skills from 20 years as a CEO or COO in the management consulting, consumer marketing and advertising agency businesses. In addition, having served on our board since 1997 and on the Pollo Tropical board prior to its acquisition by us, he brings consumer based insights to our strategic planning process.

Joel M. Handel has served as a Director since December 14, 2006, the date of our initial public offering on which our Registration Statement on Form S-1 relating to the initial public offering of our common stock (the “IPO”) was declared effective by the SEC (the “Effective Time”). Since November 2008, Mr. Handel has been a partner in the law firm Seyfarth Shaw LLP. From 2001 until joining Seyfarth Shaw, Mr. Handel was a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP which merged with and became a part of Thelen Reid Brown Raysman & Steiner on December 1, 2006. From 1976 to 2001 he was managing partner of the law firm of Baer Marks & Upham LLP.

Mr. Handel has over 30 years experience as a partner in several major law firms and has a formal background and training in accounting and tax law. He has represented numerous public corporations and has been involved with numerous mergers and acquisitions and other corporate transactions and has significant expertise related to the business, financial, and legal issues facing public companies.

The Board of Directors unanimously recommends a vote FOR the election of the two named Class II nominees to our Board of Directors, Clayton E. Wilhite and Joel M. Handel. Proxies received in response to this solicitation will be voted FOR the election of the two named Class II nominees to our Board of Directors unless otherwise specified in the proxy.

Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors

The following table sets forth information with respect to each of the other members of the Board of Directors whose term extends beyond the Meeting, including the Class of such director and the year in which each such director’s term would expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Alan Vituli	69	1986	2013 Class I
Daniel T. Accordino	60	1993	2013 Class I
Jack A. Smith	75	2006	2012 Class III
Brian P. Friedman	55	2009	2012 Class III
Nicholas Daraviras	37	2009	2012 Class III

Alan Vituli has been Chairman of the Board of the Company since 1986 and Chief Executive Officer of the Company since March 1992. Between 1983 and 1985, Mr. Vituli was employed by Smith Barney, Harris Upham & Co., Inc. as a Senior Vice President responsible for real estate transactions. From 1966 until joining Smith Barney, Mr. Vituli was associated with the accounting firm of Coopers & Lybrand, first as an employee and then for 10 years as a partner. Among the positions held by Mr. Vituli at Coopers & Lybrand was National Director of Mergers and Acquisitions. Before joining Coopers & Lybrand, Mr. Vituli was employed in a family-owned restaurant business. From 1993 through our acquisition of Pollo Tropical, Inc. in 1998, Mr. Vituli served on the board of directors of Pollo Tropical, Inc. Mr. Vituli currently serves on the board of directors of Ruth’s Hospitality Group, Inc.

Mr. Vituli, Chairman and Chief Executive Officer of the Company, brings a broad range of skills, knowledge and business experience to the Board. He has a demonstrated track record of success as a business advisor, senior partner in both an international accounting firm and investment banking firm and as an entrepreneur.

Daniel T. Accordino has been President, Chief Operating Officer and a Director of the Company since February 1993. Before that, Mr. Accordino served as Executive Vice President—Operations from December 1986 and as Senior Vice President of Carrols Corporation, our wholly-owned subsidiary (“Carrols”), from April 1984. From 1979 to April 1984, he was Vice President of Carrols responsible for restaurant operations, having previously served as Assistant Director of Restaurant Operations. Mr. Accordino has been an employee of ours since 1972.

Mr. Accordino’s experience as our President and Chief Operating Officer since 1993 and as an employee of the Company in various capacities since 1972 gives him outstanding skills and insight into our challenges as well as extensive knowledge of the restaurant industry. Mr. Accordino brings to the Board significant leadership, management, operational, financial and brand management experience.

Jack A. Smith has served as a Director since the Effective Time. Mr. Smith is President of SMAT, Incorporated, a consulting company specializing in consumer services. Mr. Smith founded The Sports Authority, Inc., a national sporting goods chain, in 1987 where he served as Chief Executive Officer until September 1998 and as Chairman until April 1999. From 1982 until 1987, Mr. Smith served as Chief Operating Officer of Herman’s Sporting Goods. Prior to Herman’s, Mr. Smith served in executive management positions with other major retailers including Sears & Roebuck, Montgomery Ward, Jefferson Stores and Diana Shops. Mr. Smith also served on the board of directors of Darden Restaurants, Inc. and as the Chairman of the Darden Audit Committee from May 1995 through September 2009.

Mr. Smith, as a former senior executive of several major retail organizations, together with service on the boards of directors of several public companies, including Darden Restaurants, Inc., brings significant leadership, management, operational, financial and brand management experience to our Board.

Brian P. Friedman has served as a Director since July 2, 2009. Mr. Friedman has been President of Jefferies Capital Partners and its predecessors since 1997. Mr. Friedman has also been a director and executive officer of Jefferies Group, Inc. since July 2005 and Chairman of the Executive Committee of Jefferies & Co. since 2002. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz and its successors, Mr. Friedman was an attorney with the law firm of Wachtell Lipton Rosen & Katz. Mr. Friedman serves on several boards of directors of private portfolio companies. Aside from the board of directors of Jefferies Group, Inc., Mr. Friedman also serves on the board of the general partner on one public portfolio company, K-Sea Transportation.

Having an extensive career in both the legal and investment banking fields, Mr. Friedman brings to the Board significant experience related to the business and financial issues facing public corporations. In addition, through Mr. Friedman’s service on the boards of a number of his firm’s past and current portfolio companies, he combines significant executive experience with his knowledge of the strategic, financial and operational issues of retail companies.

Nicholas Daraviras has served as a Director since July 2, 2009. Mr. Daraviras is a Managing Director of Jefferies Capital Partners. Mr. Daraviras has been employed with Jefferies Capital Partners or its predecessors since 1996. Mr. Daraviras has served on the board of The Sheridan Group, Inc. since 2003 and on the board of Edgen Murray II, L.P. or its predecessors since February 2005. He also serves on several boards of directors of private portfolio companies of Jefferies Capital Partners.

Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s past and current portfolio companies.

Information Regarding Executive Officers

Name	Age	Position
Alan Vituli	69	Chief Executive Officer and Chairman of the Board of Directors of the Company
Daniel T. Accordino	60	President and Chief Operating Officer of the Company
Paul R. Flanders	54	Vice President, Chief Financial Officer and Treasurer of the Company
Joseph A. Zirkman	50	Vice President, General Counsel and Secretary of the Company
Timothy J. LaLonde	54	Vice President, Controller of the Company
Michael A. Biviano	54	Executive Vice President, Taco Cabana
James E. Tunnessen	56	Executive Vice President, Pollo Tropical

For biographical information regarding Alan Vituli and Daniel T. Accordino, please see page 5 of this Proxy Statement.

Paul R. Flanders has been Vice President, Chief Financial Officer and Treasurer since April 1997. Before joining us, he was Vice President-Corporate Controller of Fay’s Incorporated, a retail chain, from 1989 to 1997, and Vice President-Corporate Controller for Computer Consoles, Inc., a computer systems manufacturer, from 1982 to 1989. Mr. Flanders was also associated with the accounting firm of Touche Ross & Co. from 1977 to 1982.

Joseph A. Zirkman has been Vice President and General Counsel since January 1993. He was appointed Secretary in February 1993. Before joining us, Mr. Zirkman was an associate with the New York City law firm of Baer Marks & Upham beginning in 1986.

Timothy J. LaLonde has been Vice President, Controller since July 1997. Before joining us, he was a controller at Fay’s Incorporated, a retailing chain, from 1992 to 1997. Prior to that, he was a Senior Audit Manager with the accounting firm of Deloitte & Touche LLP, where he was employed since 1978.

Michael A. Biviano has been Executive Vice President of Taco Cabana since January 2002. Prior to that, he was Vice President—Regional Director of Operations for our Burger King restaurants since 1989, having served as a district supervisor since 1983. Mr. Biviano has been an employee of ours since 1973.

James E. Tunnessen has been Executive Vice President of Pollo Tropical since August 2003. Prior to that he was Vice President—Regional Director of Operations for our Burger King restaurants since 1989, having served as a district supervisor from 1979. Mr. Tunnessen has been an employee of ours since 1971.

Information Regarding the Board of Directors and Committees

Family Relationships

There are no family relationships between any of our executive officers or directors.

Independence of Directors

During the fiscal year ended December 31, 2010, the Board met or acted by unanimous consent on eleven occasions. During the fiscal year ended December 31, 2010, each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served. The

Company does not have a policy on attendance by directors at our annual meeting of stockholders. All but three of our directors serving at such time attended our 2010 annual meeting of stockholders.

As required by the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent”.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our independent directors pursuant to NASDAQ are Messrs. Handel, Wilhite, Smith, Friedman and Daraviras.

Committees of the Board

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance Committee. Our Board of Directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee

Our Audit Committee consists of Messrs. Wilhite, Smith and Handel, with Mr. Smith serving as the Chairman of the Audit Committee. All three current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Smith serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:

•	reviews our annual and interim financial statements and reports to be filed with the SEC;

•	monitors our financial reporting process and internal control system;

•	appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;

•	oversees the performance of our internal audit function;

•	conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	oversees our compliance with legal, ethical and regulatory matters.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended December 31, 2010, the Audit Committee met or acted by unanimous consent on seven occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.carrols.com.

Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The independent registered public accounting firm also performs an annual audit of the Company’s system of internal control over financial reporting and expresses an opinion on these internal controls based on their audit. The Audit Committee oversees on behalf of the Board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the Board.

The Company has an Internal Audit Department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114, as amended “Communication with Audit Committees” and Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditors’ written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the PCAOB.

The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss the Company’s progress in complying with Section 404, including PCAOB Auditing Standard No. 5 regarding the audit of the system of internal control over financial reporting. The Audit Committee also met periodically with Deloitte to discuss our internal controls and the status of the Company’s Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.

Based on the foregoing, we have recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee

Jack A. Smith, Chairman

Clayton E. Wilhite

Joel M. Handel

Compensation Committee

Our Compensation Committee consists of Messrs. Smith, Friedman and Wilhite, with Mr. Wilhite serving as the Chairman of the Compensation Committee. All of these members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Our Compensation Committee, among other things:

•	provides oversight on the development and implementation of the compensation policies, strategies, plans and programs for our outside directors and disclosure relating to these matters; and

•	reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.

The processes and procedures by which the Compensation Committee considers and determines executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement. During the 2010 fiscal year, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to review the Company’s compensation policies, plans and amounts for the CEO and other executive officers, including the Named Executive Officers. The role of Mercer in determining or recommending the amount or form of executive and director compensation, the nature and scope of Mercer’s assignment and the material elements of the instructions or directions given to Mercer with respect to the performance of their duties under the engagement are described in the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee. The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 31, 2010, the Compensation Committee met or acted by unanimous consent on nine occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.carrols.com.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Messrs. Handel and Wilhite, with Mr. Handel serving as the Chairman of the Corporate Governance and Nominating Committee. All of these members are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance and Nominating Committee, among other things:

•

establishes criteria for Board and committee membership and recommends to our Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors;

•	makes recommendations regarding proposals submitted by our stockholders; and

•	makes recommendations to our Board of Directors regarding corporate governance matters and practices.

The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 31, 2010, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on one occasion. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.carrols.com.

Nominations For The Board Of Directors

The Corporate Governance and Nominating Committee of the Board of Directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the Board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•	the highest personal and professional ethics, integrity and values;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	willingness and ability to devote adequate time, energy and resources to diligently perform Board and Board committee duties and responsibilities; and

•	a commitment to representing the long-term interests of the stockholders.

In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•	whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•	whether the person would qualify as an “independent” director under SEC and NASDAQ rules.

The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified Board membership in terms of the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee shall make every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee will consider and review such existing director’s Board and Committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the Board.

The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The Board retains complete independence in making nominations for election to the Board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our amended and restated bylaws, any stockholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders, by writing to Joseph A. Zirkman, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Joel M. Handel, the Chairman of the Corporate Governance and Nominating Committee, for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Finance Committee

Our Finance Committee consists of Messrs. Vituli, Handel and Daraviras, with Mr. Vituli serving as the Chairman of the Finance Committee. Paul Flanders, our Vice President, Chief Financial Officer and Treasurer, serves as a non-Board advisor of the Finance Committee. Our Finance Committee, among other things:

•

Reviews and provides guidance to our Board of Directors and management about policies relating to the Company’s working capital; stockholder dividends and distributions; share repurchases; significant investments; capital and debt issuances; material financial strategies and strategic investments; and other transactions or financial issues that management desires to have reviewed by the Finance Committee; and

•	Obtains or performs an annual evaluation of the Committee’s performance and makes applicable recommendations to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Board Leadership

The Chairman of our Board of Directors is also currently the Company’s Chief Executive Officer. Our Board of Directors believes that the Company’s current model of the combined Chairman/Chief Executive Officer role is the appropriate leadership structure for the Company at this time. The Board of Directors believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board and necessitates a diversity of views and experiences. Mr. Vituli’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and executive management and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans. Our Board of Directors does not have a lead independent director.

Risk Oversight

Our Board of Directors believes that oversight of risk management is the responsibility of the full Board, with support from its committees and senior management. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the Board of Directors’ ability to fulfill this oversight responsibility, as the Chairman and Chief Executive Officer is able to focus the Board’s attention on the key risks facing the Company.

Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments to optimize their completeness and efficacy, and our Vice President of Human Resources advises the Board on matters relating to insurance as appropriate. Periodic presentations are made to the Board to identify and discuss risks and the mitigation of risk and the Board members, particularly the Audit Committee, assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

Code of Ethics

We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our codes of ethics available free of charge on the investor relations section of our website at www.carrols.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 31, 2010.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with our Chairman of the Board of Directors or any of the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Alan Vituli, Chief Executive Officer and Chairman of the Board of Directors, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203. Communications may be addressed to the Chairman of the Board, an individual director, a Board committee, the non-management directors or the full Board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides information regarding beneficial ownership of our Common Stock as of April 19, 2011, by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our Common Stock;

•	each of our directors, nominees for director and Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis” herein) individually; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, except to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person (and/or pursuant to proxies held by that person) that were exercisable on April 19, 2011 or became exercisable within 60 days following that date are considered outstanding, including those options to officers and directors authorized by board resolution, but not yet issued. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person, nor is there any obligation to exercise any of the options. Except as otherwise indicated, the address for each beneficial owner is c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Jefferies Capital Partners IV LP.	6,559,739	29.7%
Jefferies Employee Partners IV LLC
JCP Partners IV LLC (1)
First Manhattan Co. (2)	2,096,354	9.5%
Alan Vituli (3)	2,148,726	9.6%
Daniel T. Accordino (4)	907,735	4.1%
Paul R. Flanders (5)	112,267	*
James E. Tunnessen (6)	86,364	*
Joseph A. Zirkman (7)	120,211	*
Joel M. Handel (8)	18,426	*
Clayton E. Wilhite (8)	56,678	*
Brian P. Friedman (9)	6,559,739	29.7%
Nicholas Daraviras (10)	—	—
Jack A. Smith (8)	28,426	*
All directors and executive officers as a group (11)	10,200,423	44.7%

*	Less than one percent
(1)

Information was obtained from a Schedule 13D filed on June 26, 2009 with the SEC. Jefferies Capital Partners IV LP (“JCP IV”) is the record owner of 5,695,472 shares, Jefferies Employee Partners IV LLC (“JEP”) is the record owner of 655,985 shares and JCP Partners IV LLC (“JCP” and, collectively with JCP IV and JEP, the “JCP Group”) is the record owner of 208,282 shares. The shares held by the JCP Group may be deemed to be beneficially owned by JCP IV LLC (“General Partner”), the general partner of JCP IV and the managing member of each of JEP and JCP. The shares held by the General Partner may be deemed to be beneficially owned by Jefferies Capital Partners IV LLC (the “Manager”), the managing member of the General Partner. Brian P. Friedman and James L. Luikart, are each managing members of the Manager and in such capacity may each be deemed to be beneficial owner of the shares. The address for each of JCP IV, JEP, JCP, General Partner, the Manager, Mr. Friedman and Mr. Luikart is 520 Madison Avenue, 10th Floor, New York, New York 10022.

(2)	Information was obtained from a Schedule 13G filed on February 15, 2011 with the SEC. The address for First Manhattan Co. is 437 Madison Avenue, New York, New York 10022.
(3)	Includes 1,373,772 shares held by the Vituli Family Trust, 221,321 shares held by CJN Enterprises of which Mr. Vituli is a general partner, 353,633 shares that are issuable upon the exercise of stock options held by the Vituli Family Trust that are presently exercisable or exercisable within 60 days of April 19, 2011 and 200,000 shares of restricted Common Stock held directly by Mr. Vituli. CJN Enterprises is a partnership of family members of Mr. Vituli and of which Mr. Vituli is the general partner. All shares are deemed to be beneficially owned by Mr. Vituli. Excludes 27,800 shares held by the Alan Vituli Charitable Remainder Trust, of which Mr. Vituli is not deemed to have beneficial ownership.
(4)	Includes 233,867 shares that are issuable upon the exercise by Mr. Accordino of stock options that are presently exercisable or exercisable within 60 days of April 19, 2011.
(5)	Includes 28,413 shares that are issuable upon the exercise by Mr. Flanders of stock options that are presently exercisable or exercisable within 60 days of April 19, 2011.
(6)	Includes 30,072 shares that are issuable upon the exercise by Mr. Tunnessen of stock options that are presently exercisable or exercisable within 60 days of April 19, 2011.
(7)	Includes 30,208 shares that are issuable upon the exercise by Mr. Zirkman of stock options that are presently exercisable or exercisable within 60 days of April 19, 2011.
(8)	Includes 6,900 shares that are issuable upon the exercise by each of Mr. Handel, Mr. Smith and Mr. Wilhite, respectively, of stock options that are exercisable within 60 days of April 19, 2011.
(9)

Includes 6,559,739 shares held by affiliates of the JCP Group as reported in footnote (1) above. Mr. Friedman is a managing member of the Manager and therefore he may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. The address of Mr. Friedman is 520 Madison Avenue, 10th Floor, New York, New York 10022.

(10)	The address of Mr. Daraviras is 520 Madison Avenue, 10th Floor, New York, New York 10022.
(11)	Includes 744,043 shares that are issuable upon the exercise by our executive officers and directors upon the exercise of stock options that are presently exercisable or exercisable within 60 days of April 19, 2011. Also includes 6,559,739 shares held by affiliates of JCP Group as reported in footnote (1) above. Mr. Friedman is a managing member of the Manager and therefore he may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Agreement

On June 16, 2009, the Company entered into a Registration Rights Agreement dated as of June 16, 2009 (the “Registration Rights Agreement”), by and among the Company and the JCP Group. The Registration Rights Agreement provides that the JCP Group and their affiliates may make up to five (5) demands to register the Company’s Common Stock held by them under the Securities Act. The Registration Rights Agreement also provides that whenever the Company registers shares of its Common Stock under the Securities Act (other than on a Form S-4 or Form S-8), then the JCP Group and its affiliates will have the right to register their shares of the Company’s Common Stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the JCP Group and their affiliates from an underwritten registration. Except as otherwise provided in the Registration Rights Agreement, the Registration Rights Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of the Common Stock and to indemnify the JCP Group against certain liabilities, including liabilities under the Securities Act.

Pursuant to a registration agreement dated March 27, 1997 and amended December 14, 2006, Messrs. Vituli, Accordino and Zirkman have the right, whenever the Company registers shares of its Common Stock under the Securities Act (other than on a Form S-4 or Form S-8), including pursuant to a demand by the JCP Group and its affiliates, to register their shares of the Company’s Common Stock as a part of that registration, which rights are pari passu with similar “piggyback” rights held by the JCP Group. Such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by such stockholders from the registration. The registration agreement requires the Company to pay for all costs and expenses, other than underwriting discounts and commissions for these stockholders, incurred in connection with the registration of their shares under the registration agreement. Under the registration agreement, we have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act.

Related Party Transaction Procedures

The Board of Directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The Board of Directors and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The Audit Committee reports to the Board of Directors on all related party transactions considered.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee has responsibility for determining and approving the compensation programs for our Chairman of the Board and Chief Executive Officer (the “CEO”) and our other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). As described below, the principal elements of our compensation programs include base salary, annual bonus, long-term incentives including stock options and the ability to defer the receipt of current compensation. Our CEO recommends to the Compensation Committee the base salary, annual bonus and long term compensation levels for the other Named Executive Officers.

Other than cash bonuses under our Executive Bonus Plan, the compensation paid to or earned by the Named Executive Officers in the 2010 fiscal year was, for the most part, approved by the Compensation Committee as part of a comprehensive compensation plan put in place in connection with our December 2006 IPO. Towers Perrin, a nationally recognized, independent consulting firm, was retained prior to the IPO to conduct an analysis of major elements of our executive compensation program, including an analysis of base compensation for our CEO and other executive officers, including the Named Executive Officers, compared to relevant peer companies based on data available at that time. At the time of the IPO and during the immediately succeeding fiscal years, we believed that our executive compensation plans and amounts were comparable to those offered by other restaurant companies with which we compete for executive talent.

For the 2010 fiscal year, our Compensation Committee retained Mercer to review the Company’s compensation policies, plans and amounts for the CEO and other executive officers, including the Named Executive Officers. Mercer worked exclusively for the Compensation Committee and did not and does not perform any other work on behalf of management or the Company. Mercer’s role with the Compensation Committee was to provide independent advice. The Compensation Committee did not delegate authority to Mercer or to other parties and does not delegate authority to other parties. The Compensation Committee engaged Mercer to review current issues in executive compensation, review the Company’s current executive compensation strategy, review the Company’s current executive compensation program against the market and review stockholder value drivers and the Company’s incentive plan structure against the market and the Company’s current strategy. The scope of Mercer’s engagement was to provide a market check and broad based third party survey to help the Compensation Committee better understand current executive compensation practices. During the 2010 fiscal year, Mercer presented findings of an Executive Compensation Review (including the Company’s top 10 salaried executives) and Contract Assessment (including the employment agreements of Messrs. Vituli and Accordino) and prepared and presented a summary of the key findings of the Executive Compensation Review and Contract Assessment and the implications for the Company’s executive compensation strategy and programmatic outcomes. Mercer also identified potential items to refine in the Company’s executive compensation program that the Compensation Committee may want to consider. The Compensation Committee reviewed and considered Mercer’s report and recommendations and determined that such recommendations were not material as a whole in nature and in scope to warrant changes to the Company’s executive compensation program for 2011. However, one of Mercer’s recommendations was that the Company use a mix of stock options, restricted stock and/or performance shares for long term incentive executive compensation. The Compensation Committee, based on its own review of the Company’s long term incentive executive compensation and, to a lesser extent, on Mercer’s recommendations, recommended to the Company and the Company’s Board of Directors that the Company replace the use of stock option grants with restricted stock grants in connection with the long-term incentive component of its overall compensation plan beginning in 2011 as further described herein.

Objectives of Compensation Program

The primary objectives of our executive compensation programs are to enable us to attract and retain executives with the requisite qualifications and experience to achieve our business objectives. We accomplish this by utilizing compensation programs that encourage, recognize and reward individual performance and tie a portion of compensation to long-term Company performance. Our programs were designed to permit flexibility in establishing compensation for each individual based upon job responsibilities, individual performance and our results. Our programs were also designed to provide incentives to improve short term performance, achieve long-term sustainable growth in earnings and align the interests of our executive team with our stockholders.

While the Compensation Committee is primarily responsible for the overall oversight of our executive compensation, the CEO, with the assistance of other members of management, provides recommendations with respect to compensation for the other executive officers.

The Compensation Committee believes that the CEO’s input is valuable in determining the compensation of other executive officers given his day to day role in the Company and his responsibility in establishing and implementing the Company’s strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the CEO will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for the other executive officers.

Elements of Our Compensation Programs

Our executive compensation program has consisted of short-term compensation (salary and annual incentive bonus) and long-term compensation (stock options) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings which we believe constitutes alignment with stockholders’ interests.

Short-Term Compensation

Base Salary.    The Compensation Committee annually reviews and approves the base salaries of our executive officers based upon recommendations from our CEO. Increases are not preset and typically take into account the individual’s performance, responsibilities of the position, potential to contribute to the long term objectives of the company, management skills, future potential and periodically from competitive data. Our executive compensation plan in place since the IPO was designed to compensate our CEO and executive officers, including the Named Executive Officers, with modest annual increases in base salaries combined with the opportunity to earn up to approximately double the amount of base salary in annual cash incentive bonuses based on Company and individual performance, in order to align the interests of our CEO and Named Executive Officers with those of our stockholders.

Factors considered in base salary planning included Company performance, budgetary and cost containment issues, competitive market data (from time to time) and current salary levels, as appropriate. At the end of the year, the CEO evaluates each Named Executive Officer’s performance and expected future contributions.

For the 2010 fiscal year, the base salaries of our CEO, Alan Vituli, and our President and Chief Operating Officer, Daniel T. Accordino (“President”), were determined pursuant to employment agreements with each of Mr. Vituli and Mr. Accordino, which became effective as of the Effective Time of the IPO in December 2006 and which were amended and restated as of December 13, 2008. Under such employment agreements, the base salaries for Mr. Vituli and Mr. Accordino in the 2010 fiscal year were fixed at $692,896 and $533,032 per year, respectively, representing a 3% increase over the prior year. The employment agreements provide that the base salaries of Messrs. Vituli and Accordino may be increased annually at the sole discretion of the Compensation Committee.

In the 2010 fiscal year, most of our executive officers, including the other Named Executive Officers, received a three percent (3%) increase in their respective base salaries over the levels established for the 2009 fiscal year.

Annual Incentive Bonus Payments.    Annual cash bonuses have been an important component of our compensation program for our executive officers and the Executive Bonus Plan has been approved by the Compensation Committee. Our Executive Bonus Plan has been established annually by the Compensation Committee and measures performance over the Company’s fiscal year. Under our Executive Bonus Plan, annual incentive bonus payments are typically paid in March based on performance for the prior fiscal year.

Each of the Named Executive Officers has been eligible to receive a maximum annual incentive bonus ranging from 90% to 105% of base salary, depending on position. With respect to each of the Named Executive Officers other than James E. Tunnessen, the majority of the potential bonus payments have been tied to the level of increase in earnings per share (“EPS”) (as defined and measured under the Executive Bonus Plan) and provided for larger payments to the extent that those thresholds are exceeded. Half of the potential bonus payment for Mr. Tunnessen has been tied to the level of increase in segment value of Pollo Tropical (as defined and measured under the Pollo Tropical Executive Bonus Plan).

Our CEO’s and President’s maximum bonuses were established at 105% and 100%, respectively, of their base salaries, and were based solely on our financial performance and the increase in EPS in the 2010 fiscal year as compared to the greater of the EPS for the 2009 fiscal year or the average of the EPS for the fiscal years 2009, 2008, and 2007. Under the Executive Bonus Plan, EPS was defined as the earnings per share of the Company (based on fully diluted shares outstanding) in accordance with GAAP, excluding, at the Compensation Committee’s reasonable discretion, gains or losses that are extraordinary, unusual or non-recurring and may also be based on pro forma calculations. Specifically excluded in 2010 and 2009 were gains/losses on the sale of real estate, gains from insurance settlements and the effect of a 53rd week in the 2009. Under the plan, no adjustments were made for unusual events in the ordinary course including, among other things, reserves for or impairment of assets, hurricanes and changes in commodity costs. Under the Executive Bonus Plan, if we achieved at least a 10% increase in EPS in the 2010 fiscal year as compared to the greater of the EPS for the 2009 fiscal year or the average of the EPS for the fiscal years 2009, 2008, and 2007 (as determined by the Compensation Committee in accordance with the plan), each of our CEO and President was entitled to receive a bonus at the rate of 3.5% of his respective base compensation for each 1% increase in excess of the minimum of 10%, up to the maximum percentage of base salaries set forth above. EPS, as calculated in accordance with the terms of the Executive Bonus Plan, was $.53 per share in the 2010 fiscal year, a decrease compared to $.91 in the 2009 fiscal year (which was greater than the average of the EPS for the fiscal years 2009, 2008, and 2007), which resulted in our CEO and our President earning no incentive bonus compensation for the 2010 fiscal year.

The following is a reconciliation of EPS under the Executive Bonus Plan to the Company’s diluted net income per share (as set forth in the Company’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010):

(amounts per share)	2009	2010
Diluted net income per share	$1.003	$.546
Adjustments to exclude:
Insurance gains	.017	.014
Gains on sale of real estate	.006	—
Effect of 53rd week	.075	—

EPS for Executive Bonus Plan	$.905	$.532

With respect to the other Named Executive Officers under the Executive Bonus Plan, if we achieved at least a 10% increase in EPS in the 2010 fiscal year as compared to the greater of the EPS for 2009 fiscal year or the average of the EPS for the fiscal years 2009, 2008, and 2007, Paul R. Flanders, our Vice President and Chief Financial Officer, and Joseph A. Zirkman, our Vice President, General Counsel and Secretary, would each be entitled to receive a bonus at the rate of 2% of his respective base salary for each 1% increase in EPS in excess of the minimum of 10%, up to a maximum of 60% of his respective base salary. Because EPS, as calculated in accordance with the terms of the Executive Bonus Plan, decreased in the 2010 fiscal year as compared to the

2009 fiscal year, Mr. Flanders and Mr. Zirkman earned no incentive bonus compensation for the 2010 fiscal year under this portion of the Executive Bonus Plan. In addition, each of Mr. Flanders and Mr. Zirkman was also eligible to receive a bonus of up to 30% of his respective base salary, based on his individual attainment of specified goals and objectives established for the year. Payments of that portion of Mr. Flanders’ and Mr. Zirkman’s bonus tied to individual goals are determined based on the discretion of the CEO and the President based on evaluating achievement of Mr. Flanders’ and Mr. Zirkman’s goals and objectives. The determination of whether goals and objectives were met by each Named Executive Officer is not a formulaic, objective or quantifiable standard; rather, the individual performance considerations were just factors (among others) that were generally taken into account in the course of making subjective judgments in connection with the compensation decision. The payment of this portion of the bonus is also conditioned, in its entirety, on the achievement of a pre-determined minimum level of total EBITDA for the Company, which as defined in the Executive Bonus Plan, was 90% of the Company’s budgeted total EBITDA. For the 2010 fiscal year, the minimum level of total EBITDA for the Company was $75.8 million, which the Company surpassed by generating $77.5 million in total EBITDA. Based on each of Mr. Flanders’ and Mr. Zirkman’s attainment of his respective individual specified goals and objectives, Mr. Flanders earned $78,980, or 30% of his base salary, and Mr. Zirkman earned $63,184, or 24% of his base salary in incentive bonus compensation for the 2010 fiscal year. As a result of the foregoing, Mr. Flanders earned a total annual incentive bonus for the 2010 fiscal year of $78,980, or 30% of his base salary and Mr. Zirkman earned a total annual incentive bonus for the 2010 fiscal year of $63,184, or 24% of his base salary. See Note 12 of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 18, 2011 for a reconciliation of Adjusted Segment EBITDA for all three of our segments to net income.

Under the Pollo Tropical Executive Bonus Plan, James E. Tunnessen, the Executive Vice President, Pollo Tropical, would receive a bonus if the Pollo Tropical segment value increased more than 10% in the 2010 fiscal year as compared to the 2009 fiscal year and such bonus would be earned at the rate of 2% of Mr. Tunnessen’s base salary for each 1% increase in Pollo Tropical segment value in excess of the minimum of 10% up to a maximum bonus of 50% of Mr. Tunnessen’s base salary. Under the plan, Pollo Tropical segment value was based upon a formula starting with Adjusted Segment EBITDA of Pollo Tropical, as adjusted for certain allocated costs, rent payments on lease financing obligations and certain non-recurring items. This calculation was then further reduced for certain capital expenditures, multiplied by a fixed multiple, and then reduced by any Pollo Tropical non-trade indebtedness (as defined but which does not include the Company’s senior or subordinated debt). In calculating the change in Pollo Tropical segment value compared to the prior year, further consideration was given to include the effect of the net change in intercompany amounts with Carrols, capital advances, contributions and redemptions. Pollo Tropical segment value for the 2010 fiscal year increased 34.7% over the 2009 fiscal year. Such increase resulted in Mr. Tunnessen earning an additional $149,309, or 49.5% of his salary, in incentive bonus compensation for the 2010 fiscal year. Also, if we achieved at least a 10% increase in EPS (as determined above) in the 2010 fiscal year as compared to the 2009 fiscal year, Mr. Tunnessen would also earn a bonus at the rate of 2% of his base salary for each 1% increase in EPS in excess of the minimum of 10% up to a maximum of 17% of his base salary. Because EPS, as calculated in accordance with the terms of the Executive Bonus Plan, decreased in the 2010 fiscal year as compared to the greater of the EPS for the 2009 fiscal year or the average of the EPS for the fiscal years 2009, 2008 and 2007, Mr. Tunnessen earned no incentive bonus compensation for the 2010 fiscal year under this portion of the Executive Bonus Plan. In addition, Mr. Tunnessen was also eligible to receive a bonus of up to 33% of his base salary, which is based on his attainment of specified goals and objectives established for the year for Mr. Tunnessen and determined and paid in the same manner as provided above for Mr. Flanders and Mr. Zirkman. The payment of this portion of the bonus is also conditioned, in its entirety, on the achievement of a predetermined minimum level of Adjusted Segment EBITDA of Pollo Tropical (as disclosed in our audited consolidated financial statements). As set forth in the Executive Bonus Plan, the minimum level of Adjusted Segment EBITDA for Pollo Tropical for the 2010 fiscal year was $26.9 million, which Pollo Tropical surpassed by generating $30.3 million in Adjusted Segment EBITDA for Pollo Tropical. Consequently, based on Mr. Tunnessen’s attainment of his individual specified goals and objectives, Mr. Tunnessen earned an additional $89,635, or 29.7% of his base salary, in incentive bonus compensation for the 2010 fiscal year. As a result of the foregoing, Mr. Tunnessen’s earned a total annual incentive bonus for the 2010 fiscal year of $238,944, or 79.2% of his base salary.

Long-Term Compensation

The long-term incentive compensation utilized by us for our senior management has been an equity based compensation plan designed to create alignment of senior management’s interests with those of our long term stockholders. Through the end of fiscal year 2010, we have awarded specific stock option grants to our CEO and our executive officers, including the Named Executive Officers, that have been based on job responsibilities and rewarding individual performance and also take into account the number of shares of our Common Stock available for grant and issuance under our Plan. Stock options utilized in the Plan have a time-based vesting schedule with a certain percentage of options vesting over a period of time established by the Compensation Committee under our Plan. During the 2007 fiscal year, our Compensation Committee established a policy with respect to granting stock options under our Plan. The Compensation Committee established a policy to annually grant stock options to employees, including the Named Executive Officers, on each January 15 (with an alternative date of July 15 for new employees or employees promoted after January 15). Accordingly, the measurement of the value of any stock option would be based upon the price of our Common Stock at the close of business on those respective grant dates. The Compensation Committee would annually grant such stock options on January 15 based upon recommendations from our CEO, who would provide such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers (other than the CEO)). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. This has been an important component of the total compensation package for the Named Executive Officers and has been an important retention tool.

Based upon the recommendation of our Compensation Committee and the approval of our Board of Directors, beginning in fiscal year 2011 we replaced the use of stock option grants with restricted stock grants in connection with the long-term incentive component of our overall compensation plan. Our Compensation Committee and our Board of Directors agreed that the use of restricted stock grants would be a more efficient and effective mechanism to create alignment of senior management’s interests with those of our long term stockholders. As a result, in January 2011 we awarded restricted stock grants to our CEO and our executive officers, including the Named Executive Officers, based on job responsibilities and rewarding individual performance and also taking into account the number of shares of our Common Stock available for grant and issuance under our Plan. Restricted stock grants utilized in the Plan have a time-based vesting schedule (other than the grant of restricted stock to our CEO which vests based on certain performance and other criteria, including his death, disability or retirement from the Company) with a certain percentage of options vesting over a period of time established by the Compensation Committee under our Plan. During the 2011 fiscal year, our Compensation Committee established a policy with respect to granting restricted stock under our Plan similar to the policy previously established for the granting of stock options. The Compensation Committee established a policy to annually grant restricted stock to employees, including the Named Executive Officers, on each January 15 (with an alternative date of July 15 for new employees or employees promoted after January 15). Accordingly, the measurement of the value of any restricted stock grant would be based upon the price of our Common Stock at the close of business on those respective grant dates. The Compensation Committee would annually grant such restricted stock grants on January 15 based upon recommendations from our CEO, who would provide such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers (other than the CEO)). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. The granting of stock options and restricted stock have been and are an important component of the total compensation package for the Named Executive Officers and is an important retention tool. Because the Compensation Committee’s policy has been to grant stock options or restricted stock annually on a fixed date, the Compensation Committee may have previously, or may in the future grant stock options or restricted stock at a time when it, as well as the CEO and senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effective on the price of our Common Stock.

2006 Stock Incentive Plan.    In connection with our IPO, we adopted our Plan, which provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Plan.

The Plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our CEO. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.

Stock option grants were made to the CEO and the Named Executive Officers on January 15, 2010, January 15, 2009 and January 15, 2008. No stock options or other equity awards were granted to any Named Executive Officers in 2007. Please see page 25 under the table entitled “Grants of Plan-Based Awards” for information on the amount and terms of the options granted to the CEO and Named Executive Officers in the 2010 fiscal year. In furtherance of our shift to the use of restricted stock grants under our long-term compensation plan, on January 15, 2011 restricted stock grants were made to the made to the CEO, the Named Executive Officers, and certain other employees of the Company, including an award of 200,000 shares of restricted stock to the CEO. The number of shares of restricted stock granted to Mr. Vituli was made in connection with the renewal of Mr. Vituli’s employment agreement. Messrs. Accordino, Flanders, Tunnessen and Zirkman were granted 15,000 shares, 4,000 shares, 5,000 shares and 4,000 shares, respectively, of restricted stock on January 15, 2011.

Other Benefits

The Company offers certain other benefits to the CEO and Named Executive Officers as described below. Such benefits are not taken into account in determining such individuals’ base salary, annual incentive bonus or equity based compensation.

Deferred Compensation Plan.    We provide certain benefits under The Carrols Corporation and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”) which is discussed on page 27 of this Proxy Statement.

Change of Control and Severance Benefits.    For a discussion of change of control arrangements or severance arrangements and the triggers for payments under such arrangements, please see pages 28 through 31 of this Proxy Statement under the heading “Potential Payments Upon Termination or Change of Control”.

Other Post-Employment Benefits.    The employment agreements for Messrs. Vituli and Accordino each provide for continued coverage under our welfare and benefits plans for such executive officer and his eligible dependents after cessation of employment with the Company for the remainder of their respective lives.

Compensation for the Named Executive Officers

As mentioned above, in December 2006, we entered into an employment agreement with our CEO, Alan Vituli, which became effective as of the Effective Time of our IPO, which employment agreement was amended and restated as of December 13, 2008. Such amended and restated employment agreement governs the terms of Mr. Vituli’s compensation, including initially establishing his base salary. Mr. Vituli’s employment agreement is further described on pages 24 and 25 of this Proxy Statement.

Also, as mentioned above, in December 2006, we entered into an employment agreement with our President, Daniel T. Accordino, which became effective as of the Effective Time. This employment agreement was amended and restated as of December 13, 2008. Such amended and restated employment agreement governs the terms of Mr. Accordino’s compensation, including initially establishing his base salary. Mr. Accordino’s employment agreement is further described on page 25 of this Proxy Statement.

None of the other Named Executive Officers have an employment agreement with us.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Compensation Committee

Clayton E. Wilhite, Chairman

Jack A. Smith

Brian P. Friedman

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the fiscal year ended December 31, 2010 were Brian P. Friedman, Jack A. Smith and Clayton E. Wilhite. None of the members of the Compensation Committee were, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company. None of the members of the Compensation Committee has any relationship required to be disclosed under this caption under the rules of the SEC.

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards ($)	Option Awards (2)($)	Non- Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings (3)($)	All Other Compensation ($)	Total ($)
Alan Vituli	2010	$692,896	$—	—	$276,750	—	$52,456	—	$1,022,102
Chairman of the Board and Chief Executive Officer	2009	$672,700	$706,343	—	$97,565	—	$40,800	—	$1,517,408
	2008	$672,700	$—	—	$234,288	—	$30,054	—	$937,042

Daniel T. Accordino	2010	$533,032	$—	—	$187,326	—	$22,706	—	$743,064
President, Chief Operating Officer and Director	2009	$517,500	$517,500	—	$72,800	—	$39,391	—	$1,147,191
	2008	$517,500	$—	—	$178,355	—	$31,718	—	$727,573

Paul R. Flanders	2010	$263,268	$78,980	—	$31,221	—	—	—	$373,469
Vice President, Chief Financial Officer and Treasurer	2009	$255,600	$218,538	—	$11,375	—	—	—	$485,513
	2008	$255,600	$—	—	$30,655	—	—	—	$286,255

James E. Tunnessen	2010	$301,800	$238,944	—	$31,221	—	—	—	$571,965
Executive Vice President, Pollo Tropical	2009	$293,004	$238,428	—	$11,375	—	—	—	$542,807
	2008	$293,004	$—	—	$20,901	—	—	—	$313,905

Joseph A. Zirkman	2010	$263,268	$63,184	—	$31,221	—	—	—	$357,673
Vice President, General Counsel and Secretary	2009	$255,600	$222,372	—	$11,375	—	—	—	$489,347
	2008	$255,600	$—	—	$21,458	—	—	—	$277,058

(1)	We provide bonus compensation to our executive officers based on an individual’s achievement of certain specified objectives and our achievement of specified increases in stockholder value. See “Compensation Discussion and Analysis” above for a discussion of our Executive Bonus Plan. Amounts include cash bonuses paid in fiscal year 2011 and 2010 with respect to services rendered in fiscal year 2010 and 2009, respectively. No bonuses were accrued or were paid related to services rendered for fiscal year 2008.
(2)	The amounts shown in this column represent fair value of stock options granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 to our consolidated financial statements for the year ended December 31, 2010, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 18, 2011 for assumptions used in the calculation of this amount. There were no forfeitures in 2010, 2009 or 2008 by the Named Executive Officers. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the executives. The actual value, if any, that an executive may realize upon exercise of the options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. These grants are included and discussed further in the tables included below under “Outstanding Equity Awards at Fiscal Year-End”.
(3)	These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At December 31, 2010, 2009 and 2008, 120% of the federal long-term rate was 4.24%, 5.02% and 5.35% per annum, respectively, and the interest rate paid to participants in each year was 8.0% per annum.

Vituli Employment Agreement

In December 2006, we and Carrols entered into an employment agreement with Alan Vituli and in December of 2008 we and Carrols entered into an amendment and restatement of such December 2006 employment agreement with Mr. Vituli. Pursuant to such employment agreement, as currently in effect, which originally became effective as of the Effective Time and which will expire on December 31, 2011, Mr. Vituli will continue to serve as Carrols’ and our Chairman of the Board of Directors and Chief Executive Officer. The employment agreement is subject to automatic renewals for successive one-year terms unless either Mr. Vituli, we or Carrols elect not to renew the employment agreement by giving written notice to the others at least 60 days before a scheduled expiration date. The employment agreement provided for Mr. Vituli to initially receive an annual base salary of $650,000 and provides that such amount may be increased annually at the sole discretion of our Compensation Committee. Mr. Vituli’s current base salary is $692,896. Pursuant to the employment agreement, Mr. Vituli will participate in Carrols’ Executive Bonus Plan, and any stock option or other equity incentive plans applicable to executive employees as determined by our Compensation Committee.

Accordino Employment Agreement

In December 2006, we and Carrols entered into an employment agreement with Daniel T. Accordino and in December of 2008 we and Carrols entered into an amendment and restatement of such December 2006 employment agreement with Mr. Accordino. Pursuant to such employment agreement, as currently in effect, which originally became effective as of the Effective Time and which will expire on December 31, 2011, Mr. Accordino will continue to serve as Carrols’ and our President and Chief Operating Officer. The employment agreement is subject to automatic renewals for successive one-year terms unless either Mr. Accordino, we or Carrols elect not to renew the employment agreement by giving written notice to the others at least 60 days before a scheduled expiration date. The employment agreement provided for Mr. Accordino to initially receive an annual base salary of $500,000 and provides that such amount may be increased annually at the sole discretion of our Compensation Committee. Mr. Accordino’s current base salary is $533,032. Pursuant to the employment agreement, Mr. Accordino will participate in Carrols’ Executive Bonus Plan, and any stock option or other equity incentive plans applicable to executive employees, as determined by our Compensation Committee.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain information regarding grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2010.

Name	Grant Date	Approval Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Option Awards ($)(4)
Alan Vituli	01/15/10	01/11/10	100,000	$6.48	$276,750
Daniel T. Accordino	01/15/10	01/11/10	60,000	$6.48	$187,326
Paul R. Flanders	01/15/10	01/11/10	10,000	$6.48	$31,221
James E. Tunnessen	01/15/10	01/11/10	10,000	$6.48	$31,221
Joseph A. Zirkman	01/15/10	01/11/10	10,000	$6.48	$31,221

(1)	The grants of plan-based awards in this table above were approved by our Compensation Committee on January 11, 2010.
(2)	Amounts shown in this column reflect the number of option awards granted to each Named Executive Officer pursuant to our Plan during 2010. Messrs. Vituli and Accordino were each granted non-qualified stock options. Messrs. Flanders, Tunnessen and Zirkman were each granted incentive stock options within the meaning of Section 422 of the Code. All of such options vest over a period of five years, with one-fifth of such options vesting and becoming exercisable on the first anniversary of the grant date and one-sixtieth of such options vesting and becoming exercisable monthly on the first day of each month subsequent to the first anniversary of the grant date.
(3)	All stock options were granted with an exercise price per share equal to the fair market value of our Common Stock on the date of grant, or $6.48 per share.

(4)	The value of option awards granted in 2010 is based on the grant date fair value. See Notes 1 and 11 to our consolidated financial statements for the year ended December 31, 2010, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 18, 2011, for assumptions used in the calculation of this amount.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all equity awards that were outstanding at the 2010 fiscal year end for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan Vituli (1)(2)	94,800	23,700	—	$13.00	12/14/2013	—	—	—	—
	94,800	23,700	—	$15.60	12/14/2013	—	—	—	—
	56,000	40,000	—	$8.08	01/15/2015	—	—	—	—
	36,800	59,200	—	$2.60	01/15/2016	—	—	—	—
	—	100,000	—	$6.48	01/15/2017	—	—	—	—

Daniel T. Accordino (1)(3)	63,200	15,800	—	$13.00	12/14/2013	—	—	—	—
	63,200	15,800	—	$15.60	12/14/2013	—	—	—	—
	37,333	26,667	—	$8.08	01/15/2015	—	—	—	—
	24,533	39,467	—	$2.60	01/15/2016	—	—	—	—
	—	60,000	—	$6.48	01/15/2017	—	—	—	—

Paul R. Flanders (1)	5,880	1,470	—	$13.00	12/14/2013	—	—	—	—
	5,880	1,470	—	$15.60	12/14/2013	—	—	—	—
	6,417	4,583	—	$8.08	01/15/2015	—	—	—	—
	3,833	6,167	—	$2.60	01/15/2016	—	—	—	—
	—	10,000	—	$6.48	01/15/2017	—	—	—	—

James E. Tunnessen (1)	7,680	1,920	—	$13.00	12/14/2013	—	—	—	—
	7,680	1,920	—	$15.60	12/14/2013	—	—	—	—
	4,375	3,125	—	$8.08	01/15/2015	—	—	—	—
	3,833	6,167	—	$2.60	01/15/2016	—	—	—	—
	—	10,000	—	$6.48	01/15/2017	—	—	—	—

Joseph A. Zirkman (1)	7,680	1,920	—	$13.00	12/14/2013	—	—	—	—
	7,680	1,920	—	$15.60	12/14/2013	—	—	—	—
	4,492	3,208	—	$8.08	01/15/2015	—	—	—	—
	3,833	6,167	—	$2.60	01/15/2016	—	—	—	—
	—	10,000	—	$6.48	01/15/2017	—	—	—	—

(1)	In December 2006, January 2008, January 2009 and January 2010, we granted option awards to each Named Executive Officer pursuant to our Plan. Messrs. Vituli and Accordino were each granted non-qualified stock options. Messrs. Flanders, Tunnessen and Zirkman were each granted incentive stock options within the meaning of Section 422 of the Code. All such options vest over a period of five years, with one-fifth of such options vesting and becoming exercisable on the first anniversary of the grant date and one-sixtieth of such options vesting and becoming exercisable monthly on the first day of each month subsequent to the first anniversary of the grant date.
(2)

Pursuant to Mr. Vituli’s current employment agreement, all of Mr. Vituli’s unvested stock options will immediately vest and become exercisable in the event that we or Carrols elect not to renew Mr. Vituli’s employment agreement after the extended term, which expires on December 31, 2011, and Mr. Vituli ceases to be employed after the end of such extended term, or if Mr. Vituli’s employment is terminated by us or Carrols without cause (as defined in Mr. Vituli’s employment agreement) or upon Mr. Vituli’s retirement.

(3)	Pursuant to Mr. Accordino’s employment agreement, all of Mr. Accordino’s unvested stock options will immediately vest and become exercisable in the event that Mr. Accordino’s employment is terminated by Mr. Accordino for the reason that Mr. Vituli has ceased to be Chief Executive Officer of us or Carrols and a person other than Mr. Accordino has succeeded Mr. Vituli as Chief Executive Officer.
(4)	Stock options are granted with an exercise price per share equal to the closing price of the Company’s Common Stock on the grant date.

OPTIONS EXERCISED AND STOCK VESTED

The Named Executive Officers did not exercise any stock options during the fiscal year ended December 31, 2010. In addition, as of the fiscal year ended December 31, 2010, the Named Executive Officers did not hold any restricted stock.

NONQUALIFIED DEFERRED COMPENSATION

We have a Deferred Compensation Plan for employees not eligible to participate in the Carrols Corporation Retirement Savings Plan (the “Retirement Plan”) because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds. All of the Named Executive Officers are eligible to participate in our Deferred Compensation Plan.

The following table describes contributions, earnings and balances at December 31, 2010 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Alan Vituli	—	—	$109,487	—	$1,428,620
Daniel T. Accordino	—	—	$47,392	$(724,115)	$618,380
Paul R. Flanders	—	—	—	—	—
James E. Tunnessen	—	—	—	—	—
Joseph A. Zirkman	—	—	—	—	—

(1)	Earnings represent the interest earned on amounts deferred at 8.0% per annum.
(2)	Amounts reported in this column include contributions that the Named Executive Officer made in 2008 and 2007, as well as aggregate earnings on the account balances as of the end of the 2010 fiscal year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Vituli and Accordino Employment Agreements

Mr. Vituli’s and Mr. Accordino’s respective employment agreements provide that if Mr. Vituli’s or Mr. Accordino’s employment is terminated without cause (as defined in their respective employment agreements) or Mr. Vituli or Mr. Accordino terminate their respective employment for good reason (as defined in their respective employment agreements), (a) in each case within twelve months following a change of control (as defined in their respective employment agreements), or (b) and a binding agreement with respect to a change of control transaction was entered into during the term of his employment and such change of control transaction occurs within 12 months after the date of his termination of employment, then in either case, Mr. Vituli and Mr. Accordino will each receive a cash lump sum payment equal to 2.99 multiplied by the average of the sum of the their respective base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination. Their respective employment agreements also provide that if Mr. Vituli’s or Mr. Accordino’s employment is terminated by us or Carrols without cause (other than following a change of control as described above) or Mr. Vituli or Mr. Accordino terminate their respective employment for good reason (other than following a change of control as described above), Mr. Vituli and Mr. Accordino will each receive a cash lump sum payment in an amount equal to two multiplied by the average of the sum of their respective base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination. Their respective employment agreements include non-competition and non-solicitation provisions effective during the term of their respective employment agreements and for two years following the termination of their respective employment agreements.

Change of Control/Severance Agreement

In December 2006, we and Carrols entered into a change of control/severance agreement with each of Messrs. Flanders, Tunnessen and Zirkman and six of our other officers. Each change of control/severance agreement provides that if within one year following a “change of control” (as defined in the change of control/severance agreement), such employee’s employment is terminated by us or Carrols without cause (as defined in the change of control/severance agreement) or by such employee for good reason (as defined in the change of control/severance agreement), then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to the product of 18 and the employee’s monthly base salary at the then current rate, (b) an amount equal to the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. Each change of control/severance agreement also provides that if prior to a change of control or more than one year after a change of control, such employee’s employment is terminated by us or Carrols without cause or by such employee for good reason, then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to one year’s salary at the then current rate, (b) an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The payments and benefits due under each change of control/severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise. The payments are also not subject to any set-off, counterclaim, recoupment, defense or other right that we may have against the employee.

The following table summarizes estimated benefits that would have been payable to Messrs. Vituli and Accordino if the employment of such executive officer had been (1) terminated on December 31, 2010 by the Company without “cause” or by the executive officer for “good reason” within 12 months of a change of control of the Company; (2) terminated on December 31, 2010 by the Company without “cause” or by the executive officer for “good reason” and (a) a binding agreement with respect to a change of control transaction was entered into during the term of employment of such executive officer and (b) such change of control transaction occurs within 12 months after the date of termination of employment of such executive officer; (3) terminated by the Company for “cause” or by the executive without “good reason” on December 31, 2010; (4) terminated by the Company without “cause” or by the executive for “good reason”; (5) terminated by the Company due to disability; and (6) terminated due to death. The closing price of our Common Stock on December 31, 2010 (the last trading day in our 2010 fiscal year) was $7.42.

Name	Terminated Without Cause or by Employee For Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee For Good Reason Within 12 Months of a Change in Control Pursuant to a Binding Agreement Entered Into Prior to Termination ($)		Terminated For Cause or by Employee Without Good Reason ($)	Terminated Without Cause or by Employee For Good Reason ($)		Disability ($)		Death ($)
Alan Vituli
Severance	$2,873,416	(1)	$2,873,416	(1)	$—	$1,922,018	(2)	$2,078,688	(3)	$—
Bonus (4)	—		—		—	—		—		—
Accrued Vacation (5)	53,300		53,300		53,300	53,300		—		—
Welfare Benefits (6)	194,955		194,955		—	194,955		194,955		194,955
Deferred Compensation Plan (7)	1,486,726		1,486,726		1,486,726	1,486,726		1,486,726		1,486,726
Equity (8)	556,720		556,720		—	—		—		—

Total	$5,165,117		$5,165,117		$1,540,026	$3,656,998		$3,760,369		$1,681,681

Daniel T. Accordino
Severance	$2,194,249	(1)	$2,194,249	(1)	$—	$1,467,725	(2)	$1,599,096	(3)	$—
Bonus (4)	—		—		—	—		—		—
Accrued Vacation (5)	41,002		41,002		41,002	41,002		—		—
Welfare Benefits (6)	289,973		289,973		—	289,973		289,973		289,973
Deferred Compensation Plan (7)	643,531		643,531		643,531	643,531		643,531		643,531
Equity (8)	364,880		364,880		—	—		—		—

Total	$3,533,635		$3,533,635		$684,533	$2,442,231		$2,532,600		$933,504

(1)	Reflects a lump sum cash payment in an amount equal to 2.99 multiplied by the average of the sum of the base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination (the “Five-Year Compensation Average”).
(2)	Reflects a lump sum cash payment in an amount equal to 2.00 multiplied by such executive officer’s Five Year Compensation Average.
(3)	Such amounts based on the base salary in effect at December 31, 2010 of $692,896 and $533,032 for Messrs. Vituli and Accordino, respectively, for a period of three years.
(4)	Reflects a lump sum cash payment in an amount equal to the pro rata portion of Messrs. Vituli’s and Accordino’s annual bonus under our Executive Bonus Plan for the year in which such executive officer’s employment is terminated. Amount represents the bonus earned by the executive for the year ended December 31, 2010.
(5)	Amount represents four weeks of accrued but unpaid vacation as of December 31, 2010 based on the annual salary of $692,896 and $533,032 in effect at December 31, 2010 for Messrs. Vituli and Accordino, respectively.
(6)	The employment agreements for Messrs. Vituli and Accordino each require continued coverage under our welfare and benefits plans for such executive officer and his eligible dependents for the remainder of their respective lives. The amount included in this table was actuarially determined based on the present value of future health care premiums paid for by the Company discounted at a rate of 5.54%.
(7)	Reflects all amounts previously deferred under our Deferred Compensation Plan, including any accrued interest through the six-month anniversary of the date of termination of employment, and not yet paid by the Company as of December 31, 2010.

(8)	All outstanding stock options held by the executive officer will automatically vest and become exercisable. Unlike other payments in this table, the options vest and become immediately exercisable in accordance with our Plan even if the executive officer’s employment is not terminated following a change of control (i.e. it is a “single trigger”). The amount is based on the stock options held by each executive officer at December 31, 2010 and the closing price of our Common Stock on December 31, 2010 of $7.42. At December 31, 2010, stock options granted in January 2009 and January 2010 were considered in-the-money as the closing price exceeded the exercise price of the Common Stock.

The following table summarizes estimated benefits that would have been payable to each Named Executive Officer identified in the table if the employment of such executive officer had been terminated on December 31, 2010 by the Company without “cause” or by the executive officer for “good reason” within one year after a change of control; or if the employment of such executive officer had been terminated on December 31, 2010 by the Company without “cause” or by the executive officer for “good reason” prior to a change of control or more than one year after a change of control:

	Paul R. Flanders				James E. Tunnessen				Joseph A. Zirkman
	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control (1)($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control (2)($)		Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control (1)($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control (2)($)		Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control (1)($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control (2)($)
Severance	$407,243	(1)	$271,495	(3)	$466,847	(1)	$311,231	(3)	$407,243	(1)	$271,495	(3)
Bonus	78,980	(2)	78,980	(4)	238,944	(2)	238,944	(4)	63,184	(2)	63,184	(4)
Welfare Benefits (5)	19,741		19,741		19,214		19,214		25,797		25,797
Equity (6)	57,600		57,600		57,600		57,600		57,600		57,600

Total	$563,564		$427,816		$782,605		$626,989		$553,824		$418,076

(1)

Reflects a cash lump sum payment in an amount equal to 18 multiplied by the amount of the Named Executive Officer’s monthly base salary in effect at December 31, 2010 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at December 31, 2010 of 3.25% plus 3%) until the time of payment which would be the 5th business day following the six month anniversary of termination.

(2)

Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at December 31, 2010. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(3)

Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 31, 2010 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at December 31, 2010 of 3.25% plus 3%) until the time of payment which would be the 5th business day following the six month anniversary of termination.

(4)	Reflects an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which the Named Executive Officer would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at December 31, 2010.
(5)

Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 18 months based on rates in effect at December 31, 2010 without discounting.

(6)	All outstanding stock options held by the Named Executive Officer will automatically vest and become exercisable. Unlike other payments in this table, the options vest and become immediately exercisable in accordance with our Plan even if the Named Executive Officer’s employment is not terminated following a change of control (i.e. it is a “single trigger”). The amount is based on the stock options held by each Named Executive Officer at December 31, 2010 and the closing price of our Common Stock on December 31, 2010 of $7.42. At December 31, 2010, stock options granted in January 2009 and January 2010 were considered in-the-money as the closing price exceeded the exercise price of the Common Stock.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 31, 2010. Compensation information for Alan Vituli, our Chief Executive Officer, and Daniel T. Accordino, our President and Chief Operating Officer, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Award (2) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation	Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Brian P. Friedman	$44,500	—	—	—	—	—	$44,500
Nicholas Daraviras	$40,500	—	—	—	—	—	$40,500
Clayton E. Wilhite	$49,500	$25,000	—	—	—	—	$74,500
Jack A. Smith	$54,500	$25,000	—	—	—	—	$79,500
Joel M. Handel	$47,000	$25,000	—	—	—	—	$72,000

(1)	The amounts listed in this column include the payment of director fees at rates in effect subsequent to the completion of our IPO.
(2)	On June 9, 2010, Messrs. Wilhite, Smith and Handel were each granted 4,826 restricted shares of Common Stock valued at $5.18 per share under our Plan. The restricted Common Stock vests and becomes non-forfeitable one-half on the first anniversary of the award date and an additional one-half on the second anniversary of the award date, provided that, the participant has continuously remained a director of the Company. The amounts shown in this column represent the fair value of restricted Common Stock granted and approved by the Compensation Committee in is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the consolidated financial statements for the year ended December 31, 2010, which are included in our Annual Report on form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 18, 2011, for assumptions used in the calculation of this amount. There were no forfeitures in 2010 by these persons.

We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our Board of Directors. The members of the Board of Directors, except for any member who is an executive officer or employee, each receives a fee for serving on our Board or Board committees. Non-employee directors receive compensation for board service as follows:

•	Annual retainer of $30,000 per year for serving as a director.

•

Attendance fees of an additional $2,000 for each Board of Directors meeting attended in person and $500 for each Board of Directors meeting attended telephonically or by videoconference. The chairman of the Audit Committee receives an additional fee of $10,000 per year and each other member of the Audit Committee receives an additional fee of $2,500 per year. The chairman of the Compensation Committee receives an additional fee of $5,000 per year and each other member of the Compensation Committee receives an additional fee of $2,500 per year. The chairman of the Corporate Governance and Nominating Committee receives an additional fee of $2,500 per year. All directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the Board of Directors.

•

Our Board of Directors approved an amendment to our Plan pursuant to which beginning on the date of our annual meeting of stockholders in 2010 and on the date of each annual meeting thereafter, members of our Board of Directors, except for any member who is an executive officer or employee (and Brian P. Friedman, Nicholas Daraviras or any other individuals designated by or affiliated with the JCP Group or any of their respective affiliates) will receive a number of shares of restricted Common Stock having an aggregate fair market value (as such term is defined in our Plan) of $25,000 on the date of grant. In accordance with the terms of our Plan as so amended, in fiscal 2010 members of our Board of

Directors except for any member who is an executive officer or employee (and Brian P. Friedman, Nicholas Daraviras) received an annual grant of 4,826 shares each of restricted stock on June 9, 2010 (the date of our 2010 annual meeting of our stockholders). Pursuant to our Plan, upon becoming a director, any future director will receive a number of shares of restricted Common Stock having an aggregate fair market value (as defined in our Plan) of $100,000.

PROPOSAL 2—THE (I) ADOPTION OF AN AMENDMENT TO THE CARROLS RESTAURANT GROUP, INC. 2006 STOCK INCENTIVE PLAN, AS AMENDED, AND (II) APPROVAL OF THE CARROLS RESTAURANT GROUP, INC. 2006 STOCK INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

General

We are asking our stockholders to approve an amendment to our 2006 Stock Incentive Plan, as previously amended (the “Plan”), which was approved, upon the recommendation of our Compensation Committee, by our Board of Directors on April 11, 2011, subject to stockholder approval. The effect of this amendment is to increase the number of shares of our Common Stock available for issuance under the Plan by an additional 1,000,000 shares and to make certain technical amendments to the Plan providing for (i) a change in the business criteria for certain awards under the Plan to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, (ii) the timing of establishing performance goals and (iii) the settlement of performance awards (collectively, the “Amendment”). As of April 19, 2011, 239,069 shares of our Common Stock were available for issuance of future awards under the Plan. Therefore, we are asking stockholders to approve an increase in the number of shares available under the Plan to allow us to continue to grant awards under the Plan.

Additionally, we are asking our stockholders to approve the Plan, as amended by the Amendment, such that certain awards under the Plan to our chief executive officer or one of our three other most highly paid executive officers (other than our chief financial officer) qualify as “performance-based compensation” under Section 162(m) of the Code and are therefore exempt from the $1.0 million cap on our tax deduction for executive compensation imposed by Section 162(m) of the Code.

The affirmative vote of a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to adopt the Amendment and to approve the Plan for purposes of complying with Section 162(m) of the Code. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive awards under the Plan. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

The principal features of the Plan, as amended by the Amendment, are summarized below; however the summary is qualified in its entirety by reference to the Plan itself, which is attached to this Proxy Statement as Appendix A, and the Amendment, which is attached to this Proxy Statement as Appendix B. We encourage you to please read the Plan and the Amendment carefully.

Background

The Plan was originally adopted by our Board of Directors and our stockholders effective as of November 21, 2006, and will expire on November 21, 2016 or such earlier time as our Board of Directors may determine. Our Board of Directors approved an amendment to the Plan in 2010 pursuant to which, beginning on the date of our annual meeting of stockholders in 2010 and on the date of each annual meeting thereafter, members of our Board of Directors, except for any member who is an executive officer or employee (and Brian P. Friedman, Nicholas Daraviras or any other individuals designated by or affiliated with the JCP Group or any of their respective affiliates), would receive, in lieu of stock options as originally provided in the Plan, a number of shares of restricted Common Stock having an aggregate fair market value (as such term is defined in the Plan) of $25,000 on the date of grant.

Purpose

The purpose of the Plan is to attract and retain persons eligible to participate in the Plan, such as our officers, employees, associates, directors and any consultants or advisors providing services to us, motivate these individuals to achieve our long-term goals, and further align the interests of these individuals with the interests of our stockholders.

Administration

The Plan is administered by the Compensation Committee. Our Board of Directors can also administer the Plan if a Compensation Committee or other committee has not been appointed or is not eligible to act. The Compensation Committee has the authority to (1) select Plan participants, (2) determine whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value of our Common Stock, and (7) determine the type and amount of consideration to be received by us for any stock award issued. Any determination with respect to any award will be made in the sole discretion of the Compensation Committee.

Eligibility

Any employee, officer, director, associate, advisor or consultant to us or any of our affiliates is generally eligible to participate in the Plan. In each case, the Compensation Committee selects the actual grantees. As of April 19, 2011, there were approximately 1,970 employees, including officers and consultants, eligible for awards under the Plan. As of the same date, there were five outside directors eligible for awards (other than cash awards) under the Plan; provided, however, that pursuant to an agreement between the Company and the JCP Group, Messrs. Friedman and Daraviras or any other individuals designed by or affiliated with the JCP Group or any of their respective affiliates, are excluded from Plan participation.

Awards

The Plan provides for the grant of stock options and stock appreciation rights (“SARs”), stock awards, performance awards and outside director stock awards. No award may be granted under the Plan on or after November 21, 2016 or such earlier time as our Board of Directors may determine.

Shares Subject to the Plan

Subject to adjustment as provided below and if this proposal is approved by our stockholders, the aggregate number of shares of our Common Stock that may be delivered pursuant to awards granted under the Plan will be 4,300,000 shares, which includes the increase of an additional 1,000,000 shares available for issuance under the Plan pursuant to the Amendment. The closing price of our Common Stock on April 19, 2011 was $9.18. Subject to adjustment as discussed below and if this proposal is approved by our stockholders, the maximum number of shares that may be covered by stock options, SARs and stock awards, in the aggregate, granted to any one participant during any calendar year is 275,000 shares and in the case of an employee covered by Section 162(m) of the Code, if any such awards are cancelled, the number of shares subject to such award shall continue to count against the foregoing limit of 275,000 shares. Based on the closing price of our Common Stock of $9.18 on April 19, 2011, this limit translates to a value of $2,524,500. Any award settled in cash will be based on the fair market value of the shares of stock subject to such award. If an award granted under the Plan terminates, lapses or is forfeited without the delivery of shares or any shares of restricted stock granted under the Plan are forfeited, then the shares covered by the terminated, lapsed or forfeited award or the forfeited restricted stock, as applicable, will again be available for grant.

In the event of any change affecting the outstanding shares of our Common Stock by reason of, among other things, a stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in our capital structure, our corporate separation or division (including, but not limited to, a split-up, spin-off, split-off or other distribution to our stockholders, other than a normal cash dividend), sale by us of all or a substantial portion of our assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which we are the surviving corporation or any event similar to the foregoing, the Compensation Committee, in its discretion, may generally make such substitution or adjustment as it deems equitable as to (1) the number or kind of shares that may be delivered under the Plan and/or the number or kind of shares subject to outstanding awards, (2) the exercise price of outstanding options, outside director options and SARs and/or (3) other affected terms of the awards.

Options and Stock Appreciation Rights

Under the Plan, the Compensation Committee may grant both options intended to constitute “incentive stock options” within the meaning of Section 422 of the Code and non-qualified stock options. The exercise price for options will be determined by the Compensation Committee, but the exercise price cannot be less than 100% of the fair market value of our Common Stock on the grant date. In the case of incentive stock options granted to an employee who, immediately before the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our subsidiaries, the exercise price cannot be less than 110% of the fair market value of a share of our Common Stock on the grant date and the incentive stock option will terminate on a date not later than the fifth anniversary of the date on which such incentive stock option was granted.

The Compensation Committee determines when, and upon what terms and conditions, options granted under the Plan will be exercisable, except that no option will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of stock options at the time of grant, except that no stock option shall become vested earlier than the first anniversary of, or later than the seventh anniversary of, the date of grant of such stock option, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. The exercise price may generally be paid (1) with cash, (2) unrestricted and vested shares of our Common Stock owned by the optionee, (3) unless otherwise prohibited by law for either us or the optionee, by irrevocably authorizing a third party to sell shares (or a sufficient portion of the shares) of our Common Stock acquired upon the exercise of the stock option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (4) a combination of the above methods.

The Compensation Committee may only grant SARs under the Plan as a stand alone award. The Compensation Committee determines the term of a SAR at the time of grant, except that no SAR will be exercisable more than 10 years after the date on which it is granted. The Compensation Committee determines the vesting of a SAR at the time of grant, except that no SAR shall become vested earlier than the first anniversary of the date of, or later than the seventh anniversary of, the date of grant of such SAR, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date. When a SAR recipient exercises his or her SAR with respect to a share, the recipient is entitled to an amount equal to the difference between the fair market value of a share of our Common Stock on the SAR’s grant date compared to the fair market value of such a share on the date the SAR is exercised. The amount will be paid in the form of either cash or our Common Stock, depending on the terms of the applicable award agreement.

Unless otherwise provided in the applicable award agreement, stock options or SARs granted under the Plan will have the following terms:

•

If a participant’s employment or provision of services terminates by reason of death or Disability (as defined in the Plan), all stock options or SARs held by such participant will become fully vested and exercisable and may be exercised until the earlier of the one year anniversary of such death or termination of employment or services, as applicable, and the expiration of the stock option’s or SAR’s term.

•

If a participant’s employment or provision of services is terminated and the participant is age 65 or older and has completed at least five years of service for us (“Retirement”), any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the six month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.

•

If a participant’s employment or provision of services terminates involuntarily without Cause (as defined in the Plan), and for reasons other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the three month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable on the date of termination shall immediately terminate.

•

If a participant’s employment or provision of services terminates involuntarily for Cause, all outstanding stock options or SARs held by such participant (whether vested or unvested) shall immediately terminate.

•

If a participant’s employment or provision of services is terminated by the participant for any reason other than death, Disability or Retirement, any stock option or SAR held by such participant may thereafter be exercised, to the extent it was exercisable at the time of termination, until the earlier of the one month anniversary of such termination of employment or provision of services, and the expiration of such stock option’s or SAR’s term. Any stock option or SAR that is unvested or unexercisable at the date of termination shall immediately terminate.

Stock Awards

The Compensation Committee may grant awards of shares, restricted shares and restricted stock units upon the terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as it determines. The Compensation Committee determines the vesting of stock awards at the time of grant, except that no stock award shall become vested earlier than the first anniversary of, or later than the seventh anniversary of, the date of grant of such stock award, and the participant must remain in active employment or service with us or an affiliate until the applicable vesting date.

Except as otherwise provided in the applicable award agreement, if a participant’s employment or provision of services is (1) terminated by death, Disability or by us for any reason other than Cause, all stock underlying a stock award will become fully vested and non-forfeitable, and (2) terminated by us for Cause or by the participant for any reason other than death or Disability, all stock underlying a stock award, to the extent unvested at the time of termination, will be forfeited.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of any award, and its timing, may be subject to performance conditions specified by the Compensation Committee at the time of grant. The Compensation Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any award subject to performance conditions, except as limited under the Plan in the case of a performance award intended to qualify as performance-based compensation under Section 162(m) of the Code.

If our stockholders approve the Plan, it will continue to provide us with the potential benefit to take tax deductions associated with certain types of executive equity compensation.

Awards granted under the Plan may be designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer or our three other highest paid executive officers (other than our chief financial officer) to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we can deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For certain awards granted under the Plan to qualify as fully deductible “performance-based compensation” under Section 162(m) of the Code, among other things, our stockholders must approve the Plan, as amended by the Amendment, at this Meeting.

If the Amendment being voted upon as a part of this proposal is approved by our stockholders, the performance goals for performance awards intended to qualify as performance-based compensation under Section 162(m) of the Code shall be based on one or more of the following business criteria:

•	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Cash flow (either in the aggregate or on a per-share basis);

•	Free cash flow (either in the aggregate on a per-share basis);

•	Non-interest expense;

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Operating and maintenance cost management and employee productivity;

•	Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added or economic value added momentum;

•

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

•	Return on average assets or average equity;

•	Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

•	Results of customer satisfaction surveys or other objective measures of customer experience; and/or

•	Debt ratings, debt leverage, debt service, financings and refinancings.

If the Amendment being voted upon as part of this proposal is approved by our stockholders, the Compensation Committee may, on the grant date of an award intended to qualify as “performance-based compensation,” provide that the formula for such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

If the Amendment being voted upon as part of this proposal is approved by our stockholders, the levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Compensation Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any performance award. Any one or more of the performance goals or the business criteria on which they are based may apply to the participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

If the Amendment being voted upon as part of this proposal is approved by our stockholders, settlement of performance awards may be in cash or our Common Stock, or other awards, or other property, in the discretion of the Compensation Committee. Any cash-settled performance award will be based on the fair market value of the shares of our Common Stock subject to the performance award at the time of settlement. The Compensation Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a performance award, but may not exercise discretion to increase any such amount payable in respect of a performance award intended to constitute “performance-based compensation” for Section 162(m) of the Code. Subject to the requirements of Section 162(m) of the Code, the Compensation Committee shall specify the circumstances in which a performance award shall be forfeited or paid in the event of a termination of employment at least six months prior to the end of a performance period or settlement of a performance award, and other terms relating to such performance award.

Outside Director Stock Options

Until the date of the our 2009 annual meeting of stockholders, each outside director received an outside director stock option to purchase 3,500 shares of our Common Stock. The term of an outside director stock option was seven years. An outside director stock option vested and became exercisable in installments over five years with options for one-fifth of the shares underlying the outside director stock option vesting and becoming exercisable on the first anniversary of the date of grant of the outside director stock option and options for an additional one-fifth of the underlying shares vesting and becoming exercisable on each subsequent anniversary of the date of grant, provided that such outside director continuously remained a director through the applicable vesting date. Any unvested outside director stock option terminates immediately upon the outside director ceasing to be a director. The Plan was amended in 2010 to provide that outside director stock options can no longer be granted to outside directors under the Plan following the date of our 2009 annual meeting of stockholders.

Outside Director Stock Awards

Each outside director appointed to the Board of Directors shall receive as of the date of such appointment, stock awards of an aggregate fair market value of $100,000 on the date of grant.

Beginning on the date of our annual meeting of stockholders in 2010 and on the date of each annual meeting thereafter, outside directors receive a number of shares of restricted Common Stock having an aggregate fair market value of $25,000 on the date of grant.

Unless otherwise provided in the applicable award agreement, with respect to outside director stock awards granted annually on the date of each annual meeting of stockholders, an outside director stock award will vest and become exercisable in installments over five years with one-fifth of the shares underlying the outside director stock award vesting and becoming exercisable on the first anniversary of the date such award is granted and an additional one-fifth of the underlying shares vesting and becoming exercisable on each subsequent anniversary of such grant date, provided that the outside director continuously remains a director through the applicable vesting date. Any unvested shares underlying an outside director stock award will be immediately forfeited upon the outside director ceasing to be a director.

Change of Control

In the event of a Change in Control (as defined in the Plan), (i) outstanding and unvested stock options, outside director stock options and SARs will be fully vested and exercisable, (ii) restrictions on outstanding stock awards and outside director stock awards will lapse and the shares relating to such awards will become fully vested and transferable, and (iii) provided it would not trigger adverse tax consequences under Section 409A of the Code, outstanding awards will be subject to any agreement of acquisition, merger or reorganization that effects such Change in Control and that provides for the continuation of outstanding awards by us, assumption of outstanding awards, substitution of equivalent awards for the outstanding awards or settlement of each share of stock subject to an outstanding award for the change in control price (as defined in the Plan).

Plan Benefits

The number of awards (if any) that an eligible participant may receive under the Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the Plan during the fiscal year ended December 31, 2010, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock under the Plan during the fiscal year ended December 31, 2010, and (d) the dollar value of such shares based on $7.42 per share, the closing market price of our Common Stock on December 31, 2010.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock	Dollar Value of Restricted Stock
Alan Vituli	100,000	$6.48	—	—
Daniel T. Accordino	60,000	$6.48	—	—
Paul R. Flanders	10,000	$6.48	—	—
James E. Tunnessen	10,000	$6.48	—	—
Joseph A. Zirkman	10,000	$6.48	—	—
All executive officers, as a group	205,000	$6.48	—	—
All directors who are not executive officers, as a group	—	—	14,478	107,427
All employees who are not executive officers, as a group	347,000	$6.37	11,000	81,620

Benefits Under the Plan

The amount of options received by the indicated persons and groups under the Plan since its inception is as follows:

Name of Individual or Group	Number of Options Granted
Alan Vituli	529,000
Daniel T. Accordino	346,000
Paul R. Flanders	45,700
James E. Tunnessen	46,700
Joseph A. Zirkman	46,900
Clayton E. Wilhite	12,000
Joel M. Handel	12,000
Jack A. Smith	12,000
Associates of all directors, executive officers or nominees	0
All executive officers, as a group	1,086,800
All directors who are not executive officers, as a group	36,000
All employees who are not executive officers, as a group	1,814,270

Equity Compensation Plans

The following table summarizes the equity compensation plans under which our Common Stock may be issued as of December 31, 2010. Our stockholders approved all plans.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,633,717	$9.17	584,707
Equity compensation plans not approved by security holders	—	—	—

Total	2,633,717	$9.17	584,707

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of transactions under the Plan, based on current U.S. federal income tax laws, which are subject to change. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Accordingly, participants are urged to consult their own tax advisors concerning the tax consequences to them of their participation in the Plan.

Non-Qualified Stock Options

No income will be recognized by a participant at the time a non-qualified stock option is granted. Ordinary (compensation) income will be recognized by a participant at the time a non-qualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares. In the case of a participant who is our employee or an employee of any of our subsidiaries, this ordinary income will also constitute wages subject to the withholding of income tax and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld.

Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of a share acquired upon the exercise of the non-qualified stock option will be equal to the sum of the exercise price of an option and the amount recognized and included in income with respect to the share upon exercise of the option.

If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

We generally will be entitled to a deduction for federal income tax purposes at such time, and in the same amount as the amount included in ordinary income by the participant upon exercise of his or her non-qualified stock option, subject to the usual rules as to reasonableness of compensation and provided that we timely comply with the applicable information reporting requirements.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to a participant or a deduction to us. However, generally, for purposes of the alternative minimum tax, the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares will be considered as part of the participant’s income for the year in which the incentive stock option is exercised. In addition, a participant generally must be our employee (or of our subsidiary) at all times between the date of grant and the date three months before exercise of the option or the option will be treated as a non-qualified stock option when exercised.

The subsequent sale of the shares of Common Stock received pursuant to the exercise of an incentive stock option which satisfies the holding period rule will generally result in long-term capital gain to a participant and will not result in a tax deduction to us. To satisfy the holding period rule as to the shares acquired upon exercise of an incentive stock option, a participant must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option.

If the holding period rule is not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of the option that is equal to the lesser of (1) the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price for such shares, or (2) the amount realized on the disposition minus the exercise price for such shares, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We will generally be entitled to a deduction equal to the amount of the ordinary income.

If a participant makes payment of the exercise price by delivering shares of Common Stock, he or she generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by a participant of shares previously acquired pursuant to the exercise of an incentive stock option before the holding period rule is satisfied will be treated as a taxable disposition.

Stock Appreciation Rights

The grant of a SAR will create no tax consequences for the participant or us. Upon the exercise of a SAR, the participant will recognize ordinary (compensation) income, in an amount equal to the fair market value of the Common Stock received from the exercise for a stock-settled SAR or the cash received for a cash-settled SAR. The participant’s tax basis in the shares of Common Stock received in the exercise of the SAR will be equal to the ordinary income recognized with respect to the Common Stock. The participant’s holding period for capital gains purposes for shares acquired after the exercise of a SAR generally begins on the exercise date. The ordinary income attributable to the participant’s exercise of a SAR constitutes wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Upon the exercise of a SAR, we generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.

Restricted Stock

In general, no income will be recognized by a participant at the time shares of restricted stock (“Restricted Shares”) are allocated to him or her. Ordinary (compensation) income will be recognized by a participant at the time his or her Restricted Shares “vest” (i.e., at the time the stock restrictions terminate with respect to such Restricted Shares and the participant is no longer obligated to redeliver such Restricted Shares to us in the event of his or her termination of employment with us and our subsidiaries). The amount of such ordinary income with respect to each Restricted Share will equal the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares vest, over the price paid by the participant for the Restricted Shares, if any. This ordinary (compensation) income will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. Any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date the Restricted Shares vested and with the participant’s basis in each share being equal to the price paid by the participant per share of Restricted Shares, if any, plus the amount of ordinary income, if any, recognized with respect to such Restricted Share.

Notwithstanding the foregoing, a participant may, within 30 days after Restricted Shares are allocated to him or her under the Plan, elect under Section 83(b) of the Code (a “Section 83(b) Election”) to include in income as of the date of such allocation the excess, if any, of the fair market value of a share of the Common Stock on the date the Restricted Shares are allocated over the price paid by the participant for the Restricted Shares, if any. Such income will be ordinary (compensation) income which will also constitute wages subject to withholding by us and the participant will be required to make arrangements satisfactory to us regarding the payment of any amounts required to be withheld. If a participant subsequently vests in Restricted Shares as to which a Section 83(b) Election has been made, such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) Election, and subsequently is required under the Plan to forfeit and redeliver Restricted Shares with respect to which the Section 83(b) Election was made, the participant will not be entitled to a deduction or have a capital loss as a result of such forfeiture. If a Participant vests in Restricted Shares as to which the participant has made a Section 83(b) Election, any subsequent realized gain or loss will be a capital gain or loss with the participant’s holding period measured from the date of allocation and with the participant’s basis in each Restricted Share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share on the grant date.

We generally will be entitled to a deduction for federal income tax purposes at such time as the participant recognizes ordinary income with respect to the Restricted Shares. Such deduction will be in an amount equal to the amount included in ordinary income by the participant.

Other Awards

Other awards under the Plan, including performance awards, generally will result in ordinary (compensation) income to the participant at the later of the time of delivery of cash, shares of our Common Stock, or other property, or in the case of previously delivered shares or other property and in absence of an appropriate Section 83(b) Election, the time that either the risk of forfeiture or restriction on transferability lapses. We generally would be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

Requirements Regarding “Deferred Compensation”

Section 409A of the Code regulates the federal income tax treatment of all amounts that constitute non-qualified deferred compensation. If a deferred compensation arrangement does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated, meaning that these amounts could become immediately taxable to the recipient of the deferred compensation even if it has not yet been paid. In addition, the IRS may impose substantial tax penalties and interest on the recipient. No award under the Plan is intended to constitute non-qualified deferred compensation subject to Section 409A of the Code and the Plan and all awards shall be interpreted accordingly.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our chief executive officer and each of the next three most highly paid executive officers (other than our chief financial officer). Compensation that is “qualifying performance-based compensation” is not taken into account in determining whether the limit has been exceeded. Certain awards under the Plan, such as stock options and SARs granted at fair market value, are treated as qualifying performance-based compensation. As such, any applicable deduction by us related to the exercise of such awards may not be subject to the deductibility limit imposed by Section 162(m) of the Code.

All other awards made under the Plan would not be treated as qualifying performance-based compensation, except for performance awards designed to qualify as “performance-based compensation” (as described above), with respect to which the applicable performance measures are attained.

Effect of Section 280G of the Internal Revenue Code

Section 280G of the Code limits the deductibility of certain payments made to certain individuals that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s average annual compensation for the past five years. If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. Amounts that are not deductible under Section 280G of the Code also lower the Section 162(m) $1,000,000 deductible compensation cap. In addition, the person receiving the payments we cannot deduct must pay an excise tax (in addition to any income tax) equal to 20% of such payments. Unless a participant’s award agreement or another agreement with us provides otherwise, if any amounts payable from the Plan would not be deductible for us because of Section 280G of the Code and subject such participant to a 20% excise tax, such amounts shall be reduced to the extent necessary to allow us to deduct them and prevent imposition of such tax. However, this reduction will not apply if the participant would receive a greater amount after paying the 20% excise tax than such participant would if this reduction did apply.

The Board of Directors recommends a vote FOR the (i) adoption of the Amendment to the Plan and (ii) approval of the Plan, as amended by the Amendment, for purposes of complying with Section 162(m) of the Code.

PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

We are providing our stockholders an opportunity to cast a vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company’s business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. The program is intended to align the interests of the Named Executive Officers with those of stockholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to the Company’s financial goals.

The Compensation Committee believes that the amounts of 2010 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 17 to 33 of this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company’s executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this proposal.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement under “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following non-binding resolution at the Meeting. For the reasons stated above, the Board is requesting approval of the following non-binding resolution:

RESOLVED, that the stockholders of Carrols Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present at the Meeting and entitled to vote on the subject matter. The stockholder vote on this proposal will be non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board. However, the Board and the Compensation Committee value the opinions that stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

The Board of Directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation”. Proxies received in response to this solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation” unless otherwise specified in the proxy.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this Proxy Statement. By voting on this proposal, stockholders may indicate on a non-binding and advisory basis, whether they would prefer an advisory vote on the Named Executive Officers’ compensation once every one, two, or three years.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on the compensation of the Company’s Named Executive Officers that occurs every three years is the most appropriate alternative for the Company, and therefore recommends that you vote for a three-year interval for the advisory vote on the compensation of the Company’s Named Executive Officers.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Pursuant to this advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. To the extent one frequency receives the highest vote of the shares present at the Meeting and entitled to vote on the subject matter, such frequency will be deemed approved by the stockholders. However, the vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors recommends stockholders vote to conduct future advisory votes on the compensation of the Company’s Named Executive Officers EVERY THREE YEARS.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. Although stockholder ratification of the Board’s action in this respect is not required, the Board’s considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2011.

A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 unless otherwise specified in the proxy.

Fees for Professional Services

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by its independent registered public accounting firm, Deloitte & Touche LLP:

	Fiscal Year Ended December 31,
	2010	2009
	(Amounts in thousands)
Audit Fees (1)	$815	$823
Audit-Related Fees	—	—

Total Audit and Audit Related Fees	815	823
Tax Fees (2)	64	18

Total	$879	$841

(1)	Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of the Company’s internal controls over financial reporting.
(2)	The aggregate tax fees billed for professional services rendered for tax compliance.

Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP.

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Incorporation By Reference

A copy of the our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended December 31, 2010, as filed with the SEC, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the Notice or below under “Other Matters”.

Other Matters

Stockholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Stockholders in 2012 must be received by us no later than December 29, 2011. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2012 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to March 14, 2012 and certain other conditions of the applicable rules of the SEC are satisfied. Under our amended and restated bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2012, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received no later than March 12, 2012 and must comply with the procedures outlined in our amended and restated bylaws, which may be found on our website www.carrols.com or a copy of which is available upon request from the Secretary of the Company, 968 James Street, Syracuse, New York 13203.

We will bear the cost of preparing, assembling and mailing the Notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the new SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.

We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JOSEPH A. ZIRKMAN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, CARROLS RESTAURANT GROUP, INC., 968 JAMES STREET, SYRACUSE, NEW YORK 13203, OR ORAL REQUEST TO MR. ZIRKMAN AT 315-424-0513.

Our Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

JOSEPH A. ZIRKMAN

Vice President, General Counsel and Secretary

968 James Street

Syracuse, New York 13203

April 28, 2011

Appendix A

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE.

The Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan (the “Plan”) is established by Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of November 21, 2006, subject to approval by the Company’s stockholders within 12 months after such adoption date. No Awards shall be granted hereunder prior to the approval of the Plan by the Company’s stockholders. No Award shall be granted hereunder on or after the date 10 years after the Effective Date or such earlier date as of which the Plan is discontinued by the Board as provided herein. The Plan shall terminate on November 21, 2016 or such earlier time as the Board may determine.

Certain terms used herein are defined as set forth in Section 12.

2. ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by the Compensation Committee of the Board, or such other Committee, appointed by the Board consisting of three (3) or more members of the Board all of whom are intended to be “non-employee directors” within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder and “outside directors” within the contemplation of Section 162(m) of the Code; provided, however, that, if at any time no Compensation Committee or other Committee has been appointed or is eligible to act in the circumstances, the Plan shall be administered by the Board. As used herein, the term “Administrator” means the Board, the Compensation Committee or any of the Board’s other Committees as shall be administering the Plan or any individual delegated authority to act as the Administrator in accordance with this Section 2.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Subject to Section 409A of the Code, Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including, subject to the requirements under the Plan, a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan:

(a)	to select the Eligible Individuals to whom Awards may from time to time be granted, provided that Outside Directors of the Company shall receive Outside Director Awards pursuant to Sections 8 and 9;

(b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

(c)	except in the case of Outside Director Awards, which shall be granted pursuant to Sections 8 and 9, to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d)	to approve forms of agreement for use under the Plan;

(e)

except in the case of Outside Director Awards, which shall be granted pursuant to Sections 8 and 9, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver of forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

(f)	subject to Section 10(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

(g)	to determine the Fair Market Value; and

(h)	to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

In order to assure the viability of Awards granted to Participants employed in foreign countries who are not subject to U.S. tax law, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3 of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3. STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under the Plan shall not exceed 3,300,000 shares.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, lapses without exercise, canceled or otherwise terminated, any shares of Restricted Stock (as defined in Section 9) are forfeited, or shares of Stock are not delivered because the Award is settled in cash or are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan with respect to, and shall be available for, future grants of Awards.

Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights, Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 275,000 shares.

In the event of any Company stock dividend, special cash dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (a) number and kind of shares that may be delivered under the Plan, (b) additional maximums imposed in the immediately preceding paragraph, (c) number and kind of shares subject to outstanding Awards, (d) exercise price of outstanding Stock Options, Outside Director Stock Options, and Stock Appreciation Rights and (e) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event; provided, however, that the number of shares subject to any Award shall always be a whole number and any fractional share resulting from an adjustment or substitution provided for hereunder shall be rounded up to the nearest whole share.

In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided herein and/or in the discretion of the Administrator, each Stock Option and Outside Director Stock Option, to the extent not theretofore exercised, shall terminate forthwith.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3 to the extent that such adjustment would violate Section 409A of the Code.

4. STOCK OPTIONS.

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to associates of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries within the meaning of Section 424(f) of the Code) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a)	Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share on the date the Stock Option is granted.

(b)	Option Term. The term of a Stock Option shall be determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided, however, that no Stock Option shall be exercisable more than 10 years after the date that the Stock Option is granted (or more than five years after the date that the Stock Option is granted in the case of an Incentive Stock Option granted to an individual who is a Ten Percent Holder).

(c)	Vesting. A Stock Option shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable option agreement, provided that no Stock Option shall become vested earlier than the first anniversary of the date of grant of such Stock Option or later than the seventh anniversary of the date of grant of such Stock Option; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.

(d)	Exercisability. Stock Options shall be exercisable to the extent vested; provided that the exercise of a Stock Option shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable option agreement. If any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(e)	Method of Exercise. Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Optionee, based on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Optionee, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

Unless otherwise determined by the Administrator, if payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of stock that is subject to restrictions on transfer and/or forfeiture provisions (“Restricted Stock”), some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Restricted Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Restricted Stock used for payment of the option exercise price.

No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(f)	Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(g)	Termination by Death. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee shall be fully vested upon such death and may thereafter be exercised for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)	Termination by Reason of Disability. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee shall be fully vested upon such termination of employment or provision of services and may thereafter be exercised by the Optionee for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)	Termination by Reason of Retirement. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Retirement, any Stock Option held by such Optionee, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Optionee for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(j)	Involuntary Termination Without Cause. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(k)	Involuntary Termination for Cause. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates involuntarily for Cause, all Stock Options held by such Optionee, whether or not then vested and exercisable, shall thereupon terminate.

(l)	Other Termination. Except as otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services is terminated by the Optionee for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of 1 month from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that is unvested or unexercisable at the date of termination shall thereupon terminate.

(m)	Exception to Termination. If employment or provision of services by the Optionee to the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(n)	Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

5. STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights may be granted under the Plan on a stand-alone basis only. The Administrator shall have the authority to grant Stock Appreciation Rights to any Participant. Except as otherwise provided herein, a Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator.

Stock Appreciation Rights shall be evidenced by stock appreciation right agreements, each in a form approved by the Administrator. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, subject to FASB Statement 123(R) and guidance thereunder.

A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 5.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

(a)	Stock Appreciation Right Term. The term of a Stock Appreciation Right shall be determined by the Administrator at the time of grant and set forth in the applicable stock appreciation right agreement, provided, however, that no Stock Appreciation Right shall be exercisable more than 10 years after the date that the Stock Appreciation Right is granted.

(b)	Vesting. A Stock Appreciation Right shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable stock appreciation right agreement, provided that no Stock Appreciation Right shall become vested earlier than the first anniversary of the date of grant of such Stock Appreciation Right or later than the seventh anniversary of the date of grant of such Stock Appreciation Right; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.

(c)	Exercisability. Stock Appreciation Rights shall be exercisable to the extent vested; provided that the exercise of a Stock Appreciation Right shall be subject to such additional terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations, if any, as shall be determined by the Administrator and listed in the applicable stock appreciation rights agreement. If any Stock Appreciation Right is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Appreciation Right.

(d)	Method of Exercise. Subject to the provisions of this Section 5, Stock Appreciation Rights may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares with respect to which the Stock Appreciation Right is being exercised.

(e)	Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or in shares of Stock, as set forth in the grant agreement, which in the aggregate are equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Fair Market Value of one share of Stock on the date of grant, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

(f)	Transferability of Stock Appreciation Rights. Except as otherwise provided in the applicable stock appreciation rights agreement, a Stock Appreciation Right (i) shall be transferable by the Participant to a Family Member of the Participant, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Appreciation Right shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. A Stock Appreciation Right shall be exercisable, during the Participant’s lifetime, only by the Participant or by the guardian or legal representative of the Participant, it being understood that the terms “holder” and “Participant” include the guardian and legal representative of the Participant named in the applicable stock appreciation rights agreement and any person to whom the Stock Appreciation Right is transferred (X) pursuant to the first sentence of this Section 5(f) or pursuant to the applicable stock appreciation rights agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of a Participant’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Appreciation Right was originally granted.

(g)	Termination by Death. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates by reason of death, any Stock Appreciation Right held by such Participant shall be fully vested upon such death and may thereafter be exercised for a period of one year from the date of such death or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter.

(h)	Termination by Reason of Disability. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates by reason of Disability, any Stock Appreciation Right held by such Participant shall be fully vested upon such termination of employment or provision of services and may thereafter be exercised by the Participant for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter.

(i)	Termination by Reason of Retirement. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates by reason of Retirement, any Stock Appreciation Right held by such Participant, to the extent it was exercisable at the time of termination, may thereafter be exercised by the Participant for a period of six months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.

(j)	Involuntary Termination Without Cause. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates involuntarily without Cause, and for reasons other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.

(k)	Involuntary Termination for Cause. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services terminates involuntarily for Cause, Stock Appreciation Rights held by such Participant, whether or not then vested and exercisable, shall thereupon terminate.

(l)	Other Termination. Except as otherwise provided in the applicable stock appreciation rights agreement, if a Participant’s employment or provision of services is terminated by the Participant for any reason other than death, Disability or Retirement, any Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of one month from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Appreciation Right, whichever period is shorter, and any Stock Appreciation Right that is unvested or unexercisable at the date of termination shall thereupon terminate.

(m)	Exception to Termination. If provision of services by the Participant to the Company or an Affiliate ceases as a result of a transfer of such Participant from the Company or an Affiliate, or from an Affiliate to the Company, or from one classification of Eligible Individual to another classification of Eligible Individual, such transfer shall not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for a Participant who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(n)	Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a termination described in subsection (g), (h), (i), (j) or (l) above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

6. STOCK AWARDS.

Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as shall be determined by the Administrator and set forth in the applicable award agreement. Subject to the provisions of this Section 6, Stock Awards may be issued which vest in one or more installments over the Participant’s period of employment and/or other service to the Company and/or upon the attainment of specified performance objectives, and/or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals and/or service requirements established by the Administrator. A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.” A Stock Award shall become vested and nonforfeitable as determined by the Administrator at the time of grant and set forth in the applicable award agreement, provided that no Stock Award shall become vested earlier than the first anniversary of the date of such Stock Award or later than the seventh anniversary of the date of such Stock Award; and provided, further, that the Participant shall have continuously remained in the active employment of the Company or an Affiliate until the applicable vesting date.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award. Restricted Stock Units shall be evidenced by a book entry in a notional account maintained under the Participant’s name in the Company’s books and records.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

(a)	cash or cash equivalents;

(b)	past services rendered to the Company or any Affiliate; or

(c)	future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

With respect to a Restricted Stock Award, a Participant, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Restricted Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Restricted Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by a Participant to comply with such rules shall, without limitation, terminate the grant of such Restricted Stock Award to such Participant and/or cause the forfeiture of any Restricted Stock Award as to which restrictions have not yet lapsed.

Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment and provision of services is terminated (A) by the Company for any reason other than Cause or (B) by reason of the Participant’s death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall become fully vested and non-forfeitable.

Notwithstanding anything herein to the contrary and except as otherwise provided in the applicable award agreement, if a Participant’s employment or provision of services is terminated (A) by the Company for Cause or (B) by the Participant for any reason other than death or Disability, all Stock underlying a Stock Award, to the extent unvested at the time of termination, shall be forfeited.

7. PERFORMANCE AWARDS.

(a)

Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Administrator at the time of grant (except as provided in this Section 7). The Administrator may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Section 162(m) of the Code.

(b)	Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Administrator in establishing performance goals for such Performance Awards and set forth in the applicable Performance Award Agreement.

(iii)	Performance Period: Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods of at least 12 months’ duration as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Stock, or other Awards, or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). The Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment at least six months prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

8. OUTSIDE DIRECTOR STOCK OPTIONS.

On the date of the first annual meeting of stockholders of the Company following the consummation of an Initial Public Offering, and on the date of the annual meeting of Stockholders of the Company during each Company fiscal year thereafter, each Outside Director of the Company shall be granted an Outside Director Stock Option to purchase 3,500 shares of Stock.

Outside Director Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator.

Outside Director Stock Options granted under this Section 8 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a)	Exercise Price. The exercise price per share of Stock purchasable under an Outside Director Stock Option shall be the Fair Market Value per share on the date the Outside Director Stock Option is granted.

(b)	Option Term. No Outside Director Stock Option shall be exercisable more than seven years after the date that the Outside Director Stock Option is granted.

(c)	Vesting. An Outside Director Stock Option shall become vested and non-forfeitable with respect to one-fifth of the Stock underlying such Outside Director Stock Option on the first anniversary of the date of grant, with an additional one-fifth of the Stock underlying such Outside Director Stock Option becoming vested and non-forfeitable on each of the second, third, fourth and fifth anniversaries of the date of grant; provided that, in each case, the Outside Director shall have continuously remained a Director of the Company. Any Outside Director Stock Option that is unvested at the date of termination of the Outside Director’s provision of services shall be forfeited upon such termination.

(d)	Exercisability. Outside Director Stock Options shall be exercisable to the extent vested.

(e)	Method of Exercise. Outside Director Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Outside Director Stock Option to be purchased.

The option price of any Outside Director Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of shares of unrestricted and vested Stock already owned by the Outside Director, based on the Fair Market Value of the Stock on the date the Outside Director Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Outside Director to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) unless otherwise prohibited by law for either the Company or the Outside Director, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Outside Director Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Outside Director Stock Option for financial reporting purposes.

If payment of the option exercise price of an Outside Director Stock Option is made in whole or in part in the form of Restricted Stock, some or all of the Stock received upon such exercise shall be subject to the same restrictions as such Restricted Stock. The number of shares of Stock received upon such exercise that shall be subject to such restrictions shall equal the number of shares of Restricted Stock used for payment of the option exercise price.

No shares of Stock shall be issued upon exercise of an Outside Director Stock Option until full payment therefor has been made. Upon exercise of an Outside Director Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Outside Director Stock Option has been exercised, and the Outside Director shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(f)	Transferability of Outside Director Stock Options. An Outside Director Stock Option (i) shall be transferable by the Outside Director to a Family Member of the Outside Director, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Outside Director Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Outside Director Stock Option shall be exercisable, during the Outside Director’s lifetime, only by the Outside Director or by the guardian or legal representative of the Outside Director, it being understood that the terms “holder” and “Outside Director” include the guardian and legal representative of the Outside Director named in the applicable option agreement and any person to whom the Outside Director Stock Option is transferred (X) pursuant to the first sentence of this Section 8(f) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Outside Director’s provision of services shall mean the termination or cessation of the Outside Director’s status as an Eligible Individual.

9. STOCK AWARDS.

The following Outside Director Stock Awards shall be granted pursuant to this Section 9:

(a)	Each individual who is or becomes an Outside Director on the effective date of a registration statement relating to an Initial Public Offering (the “IPO Effective Date”) shall be granted, on such IPO Effective Date, a Stock Award comprised of 6,700 shares of Stock.

(b)	Each individual who is appointed to the Board as an Outside Director after the date of an Initial Public Offering shall be granted, as of the date of such Outside Director’s appointment to the Board, a Stock Award comprised of that number of shares of Stock having an aggregate Fair Market Value of $100,000 on the date of grant.

The Stock subject to Outside Director Stock Awards granted under this Section 9 shall vest and become nonforfeitable based on the Outside Director’s provision of services as a Director, and is therefore an award of “Restricted Stock.”

Outside Director Stock Awards may be directly issued under the Plan. An Outside Director Stock Award shall become vested and nonforfeitable as to one-fifth of the shares of Restricted Stock underlying such Outside Director Stock Award on the first anniversary of the date of grant, with an additional one-fifth of the Restricted Stock becoming vested and non-forfeitable on each of the second, third, fourth and fifth anniversaries of the date of grant; provided that, in each case, the Outside Director shall have continuously remained a Director of the Company. Any Outside Director Stock Award that is unvested at the date of termination of the Outside Director’s provision of services shall be forfeited upon such termination.

Shares representing an Outside Director Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Outside Director deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

With respect to an Outside Director Stock Award, an Outside Director, at his or her option, will be entitled to make the election permitted under Section 83(b) of the Code, to include in gross income in the taxable year in which the Outside Director Stock Award is transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Market Value of the Outside Director Stock Award as of the date or date on which such restrictions lapse. Notwithstanding the foregoing, the Administrator shall adopt, from time to time, such rules with respect to the return of executed award agreements as it deems appropriate and failure by an Outside Director to comply with such rules shall, without limitation, terminate the grant of such Outside Director Stock Award to such Outside Director and/or cause the forfeiture of any Outside Director Stock Award (or any portion thereof) as to which restrictions have not yet lapsed.

10. CHANGE IN CONTROL PROVISIONS.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	The vesting and exercisability of any Stock Options, Outside Director Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then vested and exercisable shall become fully vested and exercisable;

(ii)	Any restrictions applicable to any outstanding Stock Awards and Outside Director Stock Awards shall lapse and the Stock relating to such Awards shall become free of all restrictions and fully vested and transferable; and

(iii)	Provided that no material modification of the Award or any liability results under Section 409A of the Code, outstanding Awards shall be subject to any agreement of acquisition, merger or reorganization that effects such Change in Control and that provides for:

(A)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(B)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(C)	The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(D)	Settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(b)	Definition of Change in Control.

(i)	For purposes of the Plan, a “Change in Control” shall occur or be deemed to have occurred only if any of the following events occur:

(A)	The acquisition, directly or indirectly, by any person or group (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (voting securities) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(1)	An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or

(2)	An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by all of the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

Notwithstanding the foregoing, the following event shall not constitute an acquisition by any person or group for purposes of this subsection (a): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change in Control; or

(B)	Individuals who, as of the IPO Effective Date (as defined in Section 9), constitute the Board of Directors of the Company (as of the IPO Effective Date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the IPO Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors on the Board) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(C)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by the remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(2)	After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(D)	A sale or disposition of all or substantially all of the Company’s assets; or

(E)	The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding anything herein to the contrary, an Initial Public Offering shall not constitute a Change in Control.

(ii)	For purposes of Section 10(b), stock ownership is determined under Section 409A of the Code.

(c)	Change in Control Price. For purposes of the Plan, “Change in Control Price” means the Fair Market Value (which may be the amount of consideration per share of Stock received by the holder of Stock in connection with the Change in Control transaction or, in the case of a tender or exchange offer, the highest price per share of Stock paid in such tender or exchange offer, in each case, as determined by the Administrator in accordance with Section 12(n) hereunder) of a share of Stock on the date of a Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board. The Participant shall receive the same form of consideration as holders of common stock, subject to the same restrictions and limitations and indemnification obligations as the holders of common stock and will execute any and all documents required by the Administrator to evidence the same.

11. MISCELLANEOUS.

(a)	Amendment. The Board may at any time terminate, amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate under applicable law or regulation, (ii) made to permit the Company or an Affiliate a deduction under the Code, or (iii) made to avoid the violation of Section 409A of the Code. No such amendment or alteration shall be made without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.

The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but except as provided in Section 3 hereof no such amendment shall adversely affect the rights of a Participant without the Participant’s consent.

(b)	Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c)	General Provisions.

(i)	Unless the shares to be issued in connection with an Award are registered prior to the issuance thereof under the Securities Act of 1933, as amended, the Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares for his or her own account as an investment without a view to or for sale in connection with, the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(iii)	The adoption of the Plan shall not confer upon any employee, director, associate, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)

No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

(v)	The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. In the event of the death of a Participant, a condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

(vi)	Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Stock covered hereby unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share shall be fully paid and non-assessable.

(vii)	The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, or issue bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, or take any other corporate act or proceeding whether of a similar character or otherwise.

(viii)	If any payment or right accruing to a Participant under this Plan (without the application of this Section 11(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 11(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

(ix)	To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)	If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)	This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii)	This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv)	In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award.

(xv)	None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

(xvii)	No Award granted pursuant to this Plan is intended to constitute “deferred compensation” as defined in Section 409A of the Code, and the Plan and the terms of all Awards shall be interpreted accordingly. If any provision of the Plan or an Award contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the penalties and interest under Section 409A of the Code, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

12. DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity (i) controlled by the Company and which, in the case of grants of Stock Options, Outside Director Stock Options and Stock Appreciation Rights would, together with the Company, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to an Eligible Individual, and (ii) is designated by the Administrator as such.

(b)	“Award” means a Stock Appreciation Right, Stock Option, Stock Award, Outside Director Stock Option or Outside Director Stock Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Board Meeting” means meeting of the Board of Directors of the Company.

(e)

“Cause” means (i) the commission by the Participant of any act or omission that would constitute a felony or any crime of moral turpitude under Federal law or the law of the state or foreign law in which such action occurred, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of fiduciary or other material duty to the Company and/or a Subsidiary, (iii) continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders

Participant incapable of performing his or her material duties to the satisfaction of the Company and/or its Subsidiaries, or (iv) the Participant’s substantial disregard in the performance of the Participant’s duties and/or responsibilities with respect to the Company and/or a Subsidiary, which disregard shall continue after notice to the Participant and a reasonable opportunity to cure such behavior. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)	“Commission” means the Securities and Exchange Commission or any successor agency.

(h)	“Committee” means a committee of Directors appointed by the Board to administer this Plan. Insofar as the Committee is responsible for granting Awards to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3, an “outside director” under Section 162(m) of the Code, an “independent director” as defined by the Sarbanes-Oxley Act of 2002, and “independent” as defined by the rules of any stock exchange or market on which the Stock is listed.

(i)	“Covered Employee” means a person who is a “covered employee” within the meaning of Section 162(m) of the Code.

(j)	“Director” means a member of the Company’s Board.

(k)	“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(l)	“Effective Date” means November 21, 2006.

(m)	“Eligible Individual” means any (i) officer, employee, associate or director of the Company or a Subsidiary or Affiliate, (ii) any consultant or advisor providing services to the Company or a Subsidiary or Affiliate, or (iii) employees of (x) a corporation or other business enterprise which has been acquired by the Company or a Subsidiary, which, in the case of grants of Stock Options and Stock Appreciation Rights would, together with the Company and, if applicable, the Subsidiary, be classified as the “service recipient” (as defined in the regulations under Section 409A of the Code) with respect to such employees and (y) who hold options with respect to the stock of such corporation which the Company has agreed to assume.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o)

“Fair Market Value” means, as of any given date, the fair market value of the Stock, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Global Market, its fair market value on such date shall be the reported closing selling price for the Stock on the principal securities exchange or national market system on which the Stock is at such date listed for trading; provided that if there are no sales of Stock on that date, then the reported closing selling price for the Stock on the next preceding date shall be determinative of fair market value; or (ii) if the Stock is listed on the OTC Electronic Bulletin Board, its fair market value on such date shall be the closing selling price on such date for the Stock as reported on the OTC Electronic Bulletin Board; provided that if there are no sales of the Stock on that date, then the reported closing selling price for the Stock on the next preceding date for which such closing selling price is quoted shall be determinative of fair market value; or, (iii) if the Stock is not traded on the OTC Electronic Bulletin Board, an exchange, or a national market system, or notwithstanding (i) and (ii) above, if a determination of Fair Market Value under (i) or (ii) above would violate the rules under Section 409A of the Code and the regulations thereunder with respect to the determination of fair market value, Fair Market Value of the Stock on such date shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons. In the event of a Change in Control, notwithstanding the foregoing provisions of this Section 12(o), Fair Market Value of the Stock in connection with such Change in Control transaction shall be determined in good faith by the Administrator in accordance with Section 409A of the Code and the regulations issued thereunder, and such determination shall be conclusive and binding on all persons.

(p)	“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(q)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)	“Initial Public Offering” shall mean a firm commitment underwritten public offering of the Company’s stock pursuant to a registration statement under the Securities Act of 1933, as amended, including the Company’s Registration Statement on Form S-1 (Registration No. 333-137524).

(s)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	“Optionee” means a person who holds a Stock Option.

(u)	“Outside Director” means (i) if the Stock is listed for trading on any established stock exchange or national market system, a person who is an “independent” Director of the Company within the meaning of the rules then in effect governing the listing of securities (including, without limitation, the NASDAQ Marketplace Rule 4200) on the established stock exchange or national market system on which the Stock is then listed for trading (including, without limitation, the NASDAQ Global Market), or (ii) if the Stock is not listed for trading on an established stock exchange or national market system, a person who is a “non-employee director” of the Company within the meaning of Section 16 of the Exchange Act and the regulations promulgated thereunder (irrespective of whether Section 16 of the Exchange Act is applicable to the Company or such Director); provided, however, that Olaseni Adayemi Sonuga and Robin P. Selati or any other individuals designated as Directors by BIB Holdings (Bermuda) Ltd. or Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II L.P. or any of their respective affiliates shall not be treated as Outside Directors for purposes of this Plan.

(v)	“Outside Director Award” means an Outside Director Stock Option or Outside Director Stock Award.

(w)	“Outside Director Stock Award” means an Award, other than a Stock Option, Stock Appreciation Right, Stock Award or Outside Director Stock Option, made in Stock or denominated in shares of Stock.

(x)	“Outside Director Stock Option” means an Option granted under Section 8.

(y)	“Participant” means a person granted an Award.

(z)	“Performance Award” means a right, granted to a Participant under Section 7, to receive Awards based upon performance criteria specified by the Administrator.

(aa)	“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom a Stock Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(bb)	“Retirement” means termination of employment or provision of services without Cause, death or Disability on or after age 65 with 5 years of service.

(cc)	“Stock” means the common stock, par value $.01 per share, of the Company.

(dd)	“Stock Appreciation Right” means a right granted under Section 5.

(ee)	“Stock Award” means an Award, other than a Stock Option, Outside Director Stock Option, Stock Appreciation Right or Outside Director Stock Award, made in Stock or denominated in shares of Stock.

(ff)	“Stock Option” means an option granted under Section 4.

(gg)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(hh)	“Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

In addition, certain other terms used herein have the definitions given to them in the places they are first used.

AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

WHEREAS, pursuant to and in accordance with the terms and provisions of the Plan, in March 2010, the Board of Directors of the Company adopted amendments to the Plan to modify Outside Director Awards to provide that, on the date of each annual meeting of Stockholders of the Company beginning with the 2010 annual meeting of Stockholders and on each annual Stockholders meeting thereafter, each Outside Director would no longer be granted an Outside Director Stock Option to purchase 3,500 shares of Stock, and in lieu thereof, each such Outside Director would be granted as of the date of each such annual meeting of Stockholders beginning with the 2010 annual meeting of Stockholders, a Stock Award comprised of that number of shares of Stock having an aggregate Fair Market Value of $25,000 on the date of grant;

WHEREAS, the language of the Amendment approved by the Board of Directors in March 2010 did not reflect the Board of Directors’ intent at such time to provide that Outside Director Stock Awards granted on an annual basis pursuant to Section 9(c) of the Plan shall have vesting provisions set forth in the third paragraph of Section 9 of the Plan unless otherwise provided by the Administrator and set forth in the applicable award agreement;

WHEREAS, this restated Amendment revises the third paragraph of Section 9 of the Plan to reflect the Board of Directors’ intent; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect.

NOW THEREFORE, the Plan has been amended as follows:

1. The first paragraph of Section 8 of the Plan was amended by adding the following sentence at the end of such paragraph:

“Notwithstanding the preceding sentence, no further grants of such Outside Director Stock Options shall be made to Outside Directors after the date of the 2009 annual meeting of Stockholders.”

2. The first paragraph of Section 9 of the Plan was amended by adding the following new subsection (c) thereof immediately following subsection (b) thereof:

“(c) On the date of the 2010 annual meeting of Stockholders of the Company, and on the date of each annual meeting of Stockholders of the Company during each Company fiscal year thereafter, each Outside Director of the Company shall be granted a Stock Award comprised of that number of shares of Stock having an aggregate Fair Market Value of $25,000 on the date of grant.”

3. The third paragraph of Section 9 of the Plan was amended and restated as follows:

“Outside Director Stock Awards may be directly issued under the Plan. Unless otherwise determined by the Administrator and set forth in the applicable award agreement with respect to Stock Awards granted pursuant to Section 9(c) of the Plan, an Outside Director Stock Award shall become vested and nonforfeitable as to one-fifth of the shares of Restricted Stock underlying such Outside Director Stock Award on the first anniversary of the date of grant, with an additional one-fifth of the Restricted Stock becoming vested and non-forfeitable on each of the second, third, fourth and fifth anniversaries of the date of grant; provided that, in each case, the Outside Director shall have continuously remained a Director of the Company. Any Outside Director Stock Award that is unvested at the date of termination of the Outside Director’s provision of services shall be forfeited upon such termination.”

IN WITNESS WHEREOF, the Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendment to the Plan adopted by the Board of Directors of the Company.

/s/ Joseph A. Zirkman
Joseph A. Zirkman, Secretary

Dated: March 24, 2010

AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

WHEREAS, pursuant to Section 11(a) of the Plan, the Board may amend the Plan; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

NOW THEREFORE, the Plan is hereby amended, effective as of the date the Company’s stockholders approve this Amendment, as follows:

Section 3 is amended by replacing the number “3,300,000” with the number “4,300,000.”

Section 3 is further amended by revising the third paragraph thereof, in its entirety, to read as follows:

“Subject to adjustment as provided in this Section 3, (a) the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights, and Stock Awards, in the aggregate, to any one Participant during any calendar year shall be 275,000 shares, and (b) in the case of a Covered Employee, if any such Awards are cancelled, the number of shares subject to such Award shall continue to count against the foregoing limit of 275,000 shares. Any Award settled in cash will be based on the Fair Market Value of the shares of Stock subject to such Award.”

Section 7(b) is amended, in its entirety, to read as follows:

“(b)	Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall comply with the requirements set forth in this Section 7(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall be based on one or more of the business criteria set forth in Section 7(b)(ii) and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.

(ii)	Business Criteria. Unless and until the Company proposes for stockholder vote, and stockholders approve, a change in the business criteria set forth in this Section 7(b)(ii), Awards (other than Stock Options and Stock Appreciation Rights) designed to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall be based on one or more of the following business criteria, which shall be set forth in the applicable Performance Award agreement:

(A)	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

(B)	Earnings (either in the aggregate or on a per-share basis);

(C)	Net income or loss (either in the aggregate or on a per-share basis);

(D)	Operating profit;

(E)	Cash flow (either in the aggregate or on a per-share basis);

(F)	Free cash flow (either in the aggregate on a per-share basis);

(G)	Non-interest expense;

(H)	Costs;

(I)	Gross revenues;

(J)	Reductions in expense levels;

(K)	Operating and maintenance cost management and employee productivity;

(L)	Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(M)	Net economic value;

(N)	Economic value added or economic value added momentum;

(O)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(P)	Return on average assets or average equity;

(Q)	Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

(R)	Results of customer satisfaction surveys or other objective measures of customer experience; and/or

(S)	Debt ratings, debt leverage, debt service, financings and refinancings;

provided, however, that (I) the foregoing business criteria may be applied on a pre- or post-tax basis; and (II) the Administrator may, on the grant date of an Award intended to qualify as “performance-based compensation,” provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

(iii)

Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods of at least 12 months’ duration as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Section 162(m) of the Code. The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance goals may differ for Awards to different Participants. The Administrator shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Performance Award. Any one or more of the performance goals or the business criteria on which they are based may apply to the Participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(iv)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Stock, or other Awards, or other property, in the discretion of the Administrator. Any cash-settled Performance Award will be based on the Fair Market Value of the shares of Stock subject to such Performance Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). Subject to the requirements of Section 162(m) of the Code, the Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment at least six months prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards. All determinations of the Administrator as to the achievement of the performance goals applicable to a Performance Award subject to this Section 7(b) shall be in writing prior to the payment of the Award. ”

IN WITNESS WHEREOF, the Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendments to the Plan approved by the Board of Directors of the Company.

/s/ Joseph A. Zirkman
Joseph A. Zirkman, Secretary

Dated: April 11, 2011

Appendix B

AMENDMENT

TO

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN

AMENDMENT (this “Amendment”) to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), previously adopted the Plan, which was approved by the stockholders of the Company;

WHEREAS, pursuant to Section 11(a) of the Plan, the Board may amend the Plan; and

WHEREAS, all terms and conditions of the Plan, other than as specifically amended as set forth in this Amendment, shall remain in full force and effect;

NOW THEREFORE, the Plan is hereby amended, effective as of the date the Company’s stockholders approve this Amendment, as follows:

Section 3 is amended by replacing the number “3,300,000” with the number “4,300,000.”

Section 3 is further amended by revising the third paragraph thereof, in its entirety, to read as follows:

“Subject to adjustment as provided in this Section 3, (a) the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights, and Stock Awards, in the aggregate, to any one Participant during any calendar year shall be 275,000 shares, and (b) in the case of a Covered Employee, if any such Awards are cancelled, the number of shares subject to such Award shall continue to count against the foregoing limit of 275,000 shares. Any Award settled in cash will be based on the Fair Market Value of the shares of Stock subject to such Award.”

Section 7(b) is amended, in its entirety, to read as follows:

“(b)	Performance Awards Granted to Designated Covered Employees. If the Administrator determines that a Performance Award to be granted to a person the Administrator regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant and/or settlement of such Performance Award shall comply with the requirements set forth in this Section 7(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall be based on one or more of the business criteria set forth in Section 7(b)(ii) and a targeted level or levels of performance with respect to such criteria, as specified by the Administrator consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Administrator result in the performance goals being “substantially uncertain.” The Administrator may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards.

(ii)

Business Criteria. Unless and until the Company proposes for stockholder vote, and stockholders approve, a change in the business criteria set forth in this Section 7(b)(ii), Awards (other than Stock Options and Stock Appreciation Rights) designed to qualify as

“performance-based compensation” for purposes of Section 162(m) of the Code shall be based on one or more of the following business criteria, which shall be set forth in the applicable Performance Award agreement:

(A)	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

(B)	Earnings (either in the aggregate or on a per-share basis);

(C)	Net income or loss (either in the aggregate or on a per-share basis);

(D)	Operating profit;

(E)	Cash flow (either in the aggregate or on a per-share basis);

(F)	Free cash flow (either in the aggregate on a per-share basis);

(G)	Non-interest expense;

(H)	Costs;

(I)	Gross revenues;

(J)	Reductions in expense levels;

(K)	Operating and maintenance cost management and employee productivity;

(L)	Share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

(M)	Net economic value;

(N)	Economic value added or economic value added momentum;

(O)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(P)	Return on average assets or average equity;

(Q)	Achievement of objectives relating to diversity, employee turnover or other human capital metrics;

(R)	Results of customer satisfaction surveys or other objective measures of customer experience; and/or

(S)	Debt ratings, debt leverage, debt service, financings and refinancings;

provided, however, that (I) the foregoing business criteria may be applied on a pre- or post-tax basis; and (II) the Administrator may, on the grant date of an Award intended to qualify as “performance-based compensation,” provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

(iii)

Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods of at least 12 months’ duration as may be specified by the Administrator. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Section 162(m) of the Code. The levels of performance required with respect to any performance goals may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance goals may differ for Awards to different Participants. The Administrator shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Performance Award. Any one or more of the performance goals or the business criteria on which they are based may apply to the Participant, a department, unit, division or function within the Company (except for total stockholder return or earnings per share criteria) or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(iv)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Stock, or other Awards, or other property, in the discretion of the Administrator. Any cash-settled Performance Award will be based on the Fair Market Value of the shares of Stock subject to such Performance Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 7(b). Subject to the requirements of Section 162(m) of the Code, the Administrator shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a termination of employment at least six months prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards. All determinations of the Administrator as to the achievement of the performance goals applicable to a Performance Award subject to this Section 7(b) shall be in writing prior to the payment of the Award. ”

IN WITNESS WHEREOF, the Secretary of the Company has executed this Amendment and certifies that the amendment to the Plan set forth above accurately reflects the amendments to the Plan approved by the Board of Directors of the Company.

/s/ Joseph A. Zirkman
Joseph A. Zirkman, Secretary

Dated: April 11, 2011

CARROLS RESTAURANT GROUP, INC. ATTN: PAUL R. FLANDERS, VP/CFO 968 JAMES STREET SYRACUSE, NY 13203

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35576-Z55571                         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CARROLS RESTAURANT GROUP, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “FOR” items 1, 2, 3 and 5		All	All	Except
Vote on Class II Directors
1. To elect as Class II Directors of Carrols Restaurant Group, Inc., the nominees below:		☐	☐	☐
Nominees:
01) Joel M. Handel
02) Clayton E. Wilhite
							For	Against	Abstain

2.   To (i) adopt an amendment to the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan as amended, and (ii) approve the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan as amended, for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

							☐	☐	☐

3. To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”.							☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal 4:						3 years	2 years	1 year	Abstain

4. To select, on an advisory basis, the frequency of the advisory stockholder vote on the compensation of the Company’s Named Executive Officers.						☐	☐	☐	☐

							For	Against	Abstain

5. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Carrols Restaurant Group, Inc. for the 2011 fiscal year.							☐	☐	☐

6. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The Annual Meeting of Stockholders will be held on Thursday, June 9, 2011 at 9:00 am EDT at the Crowne Plaza Hotel Syracuse, 701 East Genesee Street, Syracuse, NY 13210.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 5, and FOR 3 YEARS for proposal 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 19, 2011 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

CARROLS RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 9, 2011

9:00 A.M. EDT

CROWNE PLAZA HOTEL SYRACUSE

701 East Genesee Street, Syracuse, New York 13210

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

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M35577-Z55571

CARROLS RESTAURANT GROUP, INC.

PROXY FOR HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Paul R. Flanders and Joseph A. Zirkman, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Carrols Restaurant Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. EDT on Thursday, June 9, 2011 at the Crowne Plaza Hotel Syracuse, 701 East Genesse Street, Syracuse, New York 13210 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 5, AND FOR 3 YEARS FOR PROPOSAL 4.

Continued and to be signed on reverse side